                                                                    EXHIBIT 10.4


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               UMB FINANCIAL CORP.

                                       AND

                               THE STOCKHOLDERS OF

                         SUNSTONE FINANCIAL GROUP, INC.

                            Dated as of April 3, 2001

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                                TABLE OF CONTENTS

                                                                          PAGE
ARTICLE I - PURCHASE AND SALE OF SHARES .................................   1
   Section 1.1 - Purchase and Sale of Shares ............................   1
   Section 1.2 - Purchase Price..........................................   1
      Section 1.2(a) - Treatment of Option Holders ......................   1
      Section 1.2(b) - Seller Notes......................................   2
      Section 1.2(c) - Earn-Out Payments ................................   2
      Section 1.2(d) - Resolution of Earn-Out Disputes ..................   4
      Section 1.2(e) - Purchase Price ...................................   4
      Section 1.2(f) - Earn-Out Payment Adjustment.......................   4

ARTICLE II - CLOSING ....................................................   5
   Section 2.1 - Time and Place .........................................   5
   Section 2.2 - Deliveries by the Sellers ..............................   6
   Section 2.3 - Pre-Closing Delivery by the Buyer ......................   7
   Section 2.4 - Deliveries by the Buyer.................................   7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE SELLERS..............   8
   Section 3.1 - Organization and Standing; Corporate Power; Authority ..   8
   Section 3.2 - Capitalization; Share Ownership ........................   9
   Section 3.3 - Good Title..............................................   9
   Section 3.4 - Equity Investments .....................................  10
   Section 3.5 - Consents; No Violation .................................  10
   Section 3.6 - Financial Statements....................................  11
   Section 3.7 - No Undisclosed Liabilities .............................  11
   Section 3.8 - Absence of Certain Changes..............................  11
   Section 3.9 - Taxes...................................................  13
   Section 3.10 - Real Property .........................................  15
   Section 3.11 - Intellectual Property .................................  17
   Section 3.12 - Absence of Litigation .................................  19
   Section 3.13 - Insurance..............................................  19
   Section 3.14 - Employee Benefits......................................  19
   Section 3.15 - Contracts and Commitments .............................  22
   Section 3.16 - Labor Matters .........................................  23
   Section 3.17 - Compliance.............................................  24
   Section 3.18 - Environmental Matters .................................  24
   Section 3.19 - Employees .............................................  26
   Section 3.20 - Licenses and Permits; Assets...........................  27
   Section 3.21 - Bank Accounts..........................................  27
   Section 3.22 - Sellers' Documentation ................................  27
   Section 3.23 - Disclosure ............................................  27
   Section 3.24 - No Finder's Fee .......................................  27
   Section 3.25 - Legal Representation ..................................  28
   Section 3.26 - Certain Representations and Warranties Regarding
                     Broker-Dealer Status................................  28

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ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER
                OF THE BUYER.............................................  29
   Section 4.1 - Organization ...........................................  29
   Section 4.2 - Authorization...........................................  29
   Section 4.3 - Valid and Binding Agreement.............................  29
   Section 4.4 - Consents; No Violation .................................  29
   Section 4.5 - Absence of Litigation ..................................  30
   Section 4.6 - No Finder's Fee ........................................  30

ARTICLE V - COVENANTS ...................................................  30
   Section 5.1 - Conduct and Preservation of Business ...................  30
   Section 5.2 - Reasonable Efforts......................................  33
   Section 5.3 - Public Announcements; Notification of Certain Matters ..  33
   Section 5.4 - No Solicitation.........................................  34
   Section 5.5 - Insurance...............................................  35
   Section 5.6 - Consents of Third Parties ..............................  35
   Section 5.7 - Taxes...................................................  35
   Section 5.8 - Continuing Involvement with Company ....................  39
   Section 5.9 - Control of Company Operations...........................  40
   Section 5.10 - Company's 401(k) Plan .................................  40
   Section 5.11 - Cancellation of Note...................................  40
   Section 5.12 - Option Payout Loan and Guaranty .......................  41

ARTICLE VI - POST-CLOSING COVENANTS .....................................  41

ARTICLE VII - CLOSING CONDITIONS ........................................  41
   Section 7.1 - Conditions to the Obligations of the Buyer..............  41
      Section 7.1(a) - Representations and Warranties ...................  41
      Section 7.1(b) - Performance ......................................  41
      Section 7.1(c) - Noncompetition Agreements ........................  41
      Section 7.1(d) - Approvals and Consents ...........................  42
      Section 7.1(e) - Opinion of Counsel ...............................  42
      Section 7.1(f) - No Material Adverse Effect........................  42
      Section 7.1(g) - No Prohibition....................................  42
      Section 7.1(h) - Certificates and Other Closing Deliveries ........  42
      Section 7.1(i) - Option Payout Agreement ..........................  42
      Section 7.1(j) - Seller Guaranties and Obligations ................  42
   Section 7.2 - Conditions to the Obligations of Sellers................  42
      Section 7.2(a) - Representations and Warranties....................  42
      Section 7.2(b) - Performance ......................................  43
      Section 7.2(c) - Approvals and Consents............................  43
      Section 7.2(d) - No Prohibition....................................  43
      Section 7.2(e) - No Material Adverse Effect .......................  43
      Section 7.2(f) - Opinion of Counsel................................  43

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ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND
                  WARRANTIES; INDEMNIFICATION ...........................  43
   Section 8.1 - Survival of Representations and Warranties .............  43
   Section 8.2 - Indemnification by Ms. Allison..........................  43
   Section 8.3 - Indemnification by Buyer................................  44
   Section 8.4 - Reimbursement...........................................  44
   Section 8.5 - Indemnification Procedures..............................  44
   Section 8.6 - Limitations of Indemnification..........................  45
   Section 8.7 - Offsets.................................................  45
   Section 8.8 - Determination of Amount of Claim........................  45

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER...........................  46
   Section 9.1 - Termination ............................................  46
   Section 9.2 - Effect of Termination ..................................  46
   Section 9.3 - Amendment, Extension and Waiver.........................  46

ARTICLE X - MISCELLANEOUS ...............................................  47
   Section 10.1 - Expenses ..............................................  47
   Section 10.2 - Parties in Interest ...................................  47
   Section 10.3 - Entire Agreement; Assignment ..........................  47
   Section 10.4 - Headings; Section References ..........................  47
   Section 10.5 - Notices ...............................................  47
   Section 10.6 - Law Governing .........................................  48
   Section 10.7 - Counterparts...........................................  48
   Section 10.8 - Construction; Invalidity ..............................  48
   Section 10.9 - Remedies ..............................................  49
   Section 10.10 - Definition of Sellers' Knowledge......................  49

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                            STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of April 3, 2001, is by and among UMB Financial Corp., a Missouri corporation (the "Buyer"), and the persons listed on Exhibit A attached hereto (individually, a "Seller" and collectively, the "Sellers").

                                    RECITALS
                                    --------

          A. The Sellers have represented to Buyer that they are the record and beneficial owners of 50,000 shares (the "Shares") of the issued and outstanding capital stock of Sunstone Financial Group, Inc., a Wisconsin corporation (the "Company"), with its principal office at 803 W. Michigan Street, Suite A, Milwaukee, Wisconsin, and that the Shares constitute all of the issued and outstanding shares of the capital stock of the Company.

          B. The Buyer desires to acquire from the Sellers, and the Sellers desire to sell to Buyer, all of the Shares.

          C. The Buyer and the Sellers have entered into a letter of intent dated January 24, 2001 (the "Letter of Intent"), regarding the purchase of the Shares by the Buyer.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the premises set forth above and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

          Section 1.1 Purchase and Sale of Shares. At the Closing (as defined in
Section 2.1 hereof), each Seller shall sell, transfer, convey, assign and deliver good, valid, marketable and indefeasible title in and to the number of Shares set forth on Exhibit A hereto opposite such Seller's name to the Buyer, and the Buyer shall purchase the Shares from Sellers, upon the terms and subject to the conditions set forth in this Agreement.

          Section 1.2 Purchase Price. In consideration of the sale and transfer of the Shares, Buyer agrees as follows:

          (a) Treatment of Option Holders. The Company has outstanding to each of the persons listed on Exhibit B attached hereto (each, an "Option Holder"), parallel stock unit rights (the "Option Rights"). The parties agree that immediately prior to the Closing

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     Date, the Company shall settle the Option Rights for (i) cash in the amounts set forth on Exhibit B attached hereto, and in accordance with the terms of the Sunstone Financial Group, Inc. Parallel Stock Unit Plan and the terms of the related option agreements with the Option Holders and the Option Payout Agreements (as defined below), and (ii) promissory notes in the form attached to those certain agreements between the Company and each Option Holder (the "Option Payout Agreement," the form and content of such agreements and attached notes being subject to Buyer's written approval prior to Closing) to be executed and delivered by the Company and each Option Holder at Closing. In order to finance the first installment under the Option Payout Agreements, the Buyer shall, prior to the Closing Date, make a loan to the Company in the principal amount of $630,000 on terms determined by the Buyer (but consistent with the terms of this Section), and the Company shall use the proceeds to make such first installment payments. This borrowing by the Company shall not be deemed a violation of any covenant, or the breach of any representation or warranty made by the Sellers, in the Agreement. No Seller shall have any obligation to repay the indebtedness associated with this borrowing, except as set forth in Section 5.12.

          (b) Seller Notes. Buyer shall deliver to the Sellers at Closing, pro rata in accordance with their ownership of stock of the Company: (i) cash, by wire transfer of immediately available funds to accounts designated by each Seller, in a total amount designated by Sellers in written notice delivered to Buyer at least one (1) business day prior to Closing, which total amount shall be equal to the lesser of (A) $3,000,000 or (B) the amount that generates taxable gain to the Company such that when the gain is allocated to Miriam Meyer Allison ("Ms. Allison") pro rata in accordance with her ownership of stock of the Company, the gain allocated to her will be an amount equal to her allocable share of the taxable loss of the Company for the period beginning January 1, 2001 and ending immediately prior to the Closing plus any "suspended" taxable losses for periods ending prior to January 1, 2001; (ii) a promissory note (the "Initial Seller Note") in substantially the form of Exhibit C attached hereto and incorporated herein by reference, in the principal amount set forth opposite each Seller's name on Exhibit A, less the amount of cash to be received by such individual pursuant to subsection (i) above.

          (c) Earn-Out Payments. Subject to the provisions of Section 1(f) hereof, pay to the Sellers in five (5) annual installments (commencing one
     (1) year from the first Annual Date (as defined below)), cash (the "Earn-Out Payments") in accordance with the earnout formula set forth in Exhibit D attached hereto and incorporated herein by reference. The aggregate amount of all of the Earn-Out Payments to be made to Sellers (collectively) in each given annual installment shall be determined as provided for in Exhibit D, and then such aggregate amount shall be apportioned among the Sellers according to the percentages set forth in Exhibit D. Subject to the provisions of this Agreement, Buyer shall make such Earn-Out Payments within 75 days after the end of each of the five 12-month periods by certified check or wire transfer of immediately available funds (each, an "Earn-out Period") specified in Exhibit D and in accordance with the formula set forth in Exhibit D. For purposes of this subsection (c), the term "Annual Date" shall refer to whichever of the following two days is closer in time to the Closing date: (a) the first day of the first month of the calendar quarter in which Closing occurs, or (b) the day following the last day of the third month of the calendar quarter in

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     which Closing occurs. Each Earn-out Period listed on Exhibit D shall consist of the 12-month period immediately preceding the Annual Date of the year referenced in the first column on Exhibit D. For purposes of the formula set forth on Exhibit D, "Gross Revenues" for any given Earn-out Period consist of the sums accrued by Company and Subsidiary (as defined in Section 3.1) during such Earn-out Period representing payments due from customers in consideration of goods and services provided to such customers by Company and Subsidiary, as calculated in a manner consistent with the Company's audited financial statements for the period ending December 31, 2000 and attached hereto as Exhibit E and incorporated herein by reference; provided, however, that such Gross Revenues shall specifically (i) include revenues in respect of the Company or Subsidiary's (x) providing services to the Buyer's proprietary Scout Funds as listed on Exhibit F attached hereto; (y) fund accounting servicing of transferred Buyer portfolios as listed on Exhibit F attached hereto; and (z) any "Related UMB Revenue" (as defined below); and shall (i) exclude all reimbursements representing advances or expense reimbursements (including reimbursement for filing fees, printing, professional fees, etc.) due or received by Company or Subsidiary from customers and all other sums described as "Client Distribution Revenue" in Company's unaudited internal operating statements (a copy of which relating to the month of January, 2001 being attached hereto as Exhibit G and incorporated herein by reference), and (ii) be reduced, by the amount of any receivables that were previously included in the gross revenues of the Company and/or Subsidiary but were written off or otherwise determined to be uncollectable during the respective Earn-out Period ("Write-Offs"), all as determined in a manner consistent with generally accepted accounting principles ("GAAP"). Sellers agree and acknowledge that Buyer, as the owner of the Company, will have the right to accept or reject any business proposed to be conducted by the Company and to modify any pricing structures of the Company; provided, that such right of acceptance or rejection and right to modify shall be exercised in good faith and in a commercially reasonable manner; and provided, further., that Buyer shall comply with the provisions of Article VI hereof.

     For purposes of subsection (z) above, the term "Related UMB Revenue" shall consist of the following revenues accrued (less any such revenues written off) by UMB Bank N.A ("UMB") during the relevant time period:

               (i) Revenues in consideration of UMB providing custody and/or cash management services ("UMB Services") to a fund to whom Company or Subsidiary hereafter provides for the first time (Oberweis Funds being expressly included); one or more of its core transfer agency services, fund accounting services, distribution services, administration services or marketing services (the "Core Services"), if UMB was not providing UMB Services to such fund prior to the date of this Agreement;

               (ii) Revenues in consideration of UMB providing UMB Services to a new fund hereafter created by a customer to whom Company or Subsidiary currently provides one or more Core Services;

               (iii) Revenues representing cash deposit fees, IRA custody fees, or related bank fees in consideration of UMB providing UMB Services to any fund

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          for which Company or Subsidiary is hereafter appointed as transfer agent, if UMB is not already providing UMB Services to such fund.

          If a fund agrees with UMB to utilize account balances and earnings credits to effect payment of the qualifying revenues, then the amount of such earning credits granted by UMB and used by the fund to effect such payments shall be included within the UMB Related Revenue.

          (d) Resolution of Earn-Out Disputes. Buyer shall cause the Company to, within sixty (60) days after the end of each of the five (5) Earn-out Periods specified in Exhibit D, give the Sellers work papers and other information reasonably requested by such parties reasonably detailing the Buyer's determination of the cash that each Seller is entitled to receive as the Earn-out Payment. If Sellers have any objection to such determination, they must, within thirty (30) business days after receipt of the notice, give written notice ("Earn-Out Notice") to Buyer specifying in reasonable detail the Sellers' objections to Buyer's determination of the Earn-Out Payment. Failure to provide such Earn-Out Notice within such 30-day period shall constitute Seller's agreement and acceptance of the determination as provided by Buyer. The parties shall meet in person and negotiate in good faith during the thirty (30) business-day period (the "Earn-Out Resolution Period") after the date of Buyer's receipt of any Earn-Out Notice to resolve the Sellers' objections. If the parties are unable to resolve all such disputes within the Earn-Out Resolution Period, then within ten (10) business days after the expiration of the Earn-Out Resolution Period, all disputes shall be submitted to a mutually-agreed upon independent accountant (the "Independent Accountant"), who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within thirty (30) business days after such engagement. The Independent Accountant's determination shall be limited to the specific components of the earn-out formula that are in dispute and shall not result in a recalculation of the earn-out formula set forth in Exhibit D hereto. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne by Sellers unless the audit discloses that the proposed Earn-Out Payment for such Earn-Out Resolution Period is incorrect by more than ten percent (10%), in which case, Buyer shall pay the reasonable fees and expenses charged by the Independent Accountant.

          (e) Purchase Price. The payments made in accordance with Section 1.2(b) - (d) shall collectively constitute the purchase price (the "Purchase Price").

          (f) Earn-Out Payment Adjustment. Notwithstanding the provisions of this Agreement, the Earn-Out Payment to be made during the first Earn-Out Period (and any subsequent Earn Out Period, if necessary to implement the adjustment described below) shall be reduced by an amount equal to the "Adjusted Operating Loss" (as defined below), if any, of the Company during the first such Earn-Out Period. The Adjusted Operating Loss will be calculated by (i) taking the Company's pre-tax profit or loss (after excluding any Client Distribution Revenue) reflected on the Company's financial statement for the first Earn-Out Period (prepared in accordance with GAAP and consistently with past practices); (ii) adding any Related UMB Revenue for such period;

     (iii) subtracting any Write-Offs occurring during such period; and (iv) adding the difference between (A) the actual interest due UMB on loans made to the Company or Subsidiary to pay off the promissory notes owed to Park Bank and other indebtedness mutually agreed to from time to time by Buyer and Ms. Allison (collectively, "Repaid Debt"), and (B) the "Carrying Cost" of such Repaid Debt during such period. For purposes of this subsection, the "Carrying Cost" of the Repaid Debt shall be calculated by multiplying the amount of the Repaid Debt repaid by, or on behalf of, the Company on or after Closing, by the prime rate announced from time to time by UMB Bank, N.A., minus 200 basis points, for those periods of time commencing when each portion of the Repaid Debt is repaid and ending on April 1, 2002. (No adjustment to the Earn-Out Payments will be made if there is no Adjusted Operating Loss applicable to the first Earn-Out Period.)

     For purposes of calculating the Adjusted Operating Loss, no general charges or allocations to the Company shall be assessed by Buyer or its affiliates for administrative services, overhead, management fees or other similar expenses that Buyer generally allocates to its subsidiaries; provided however, that Buyer or its affiliates may charge the Company (and such charges shall be treated as an expense of the Company for purposes of calculating its Adjusted Operating Loss) for (a) services actually provided by Buyer or its affiliates, but only to the extent (and in comparable amounts) that such charges are assessed against independent third-party customers for comparable goods or services under similar circumstances, and
     (b) the annual cost of any equipment, software or services purchased by Buyer or its subsidiaries for the primary use and benefit of the Company, but purchased and held on Buyer's or such subsidiaries' books for capital or other business purposes. Notwithstanding the foregoing, the parties agree and acknowledge that the Adjusted Operating Loss shall not exceed Five Hundred Thousand Dollars ($500,000.00).

          (g) Earn-Out Payments in Event of Death. In the event of Ms. Allison's death during the Earn-Out Period, Buyer shall cause any Earn-Out Payments due to Ms. Allison to be paid to the Miriam M. and Daniel S. Allison Revocable Trust dated June 4, 1991, as amended.

                                   ARTICLE II
                                     CLOSING

          Section 2.1 Time and Place. Upon the terms and subject to the conditions contained herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Shook, Hardy & Bacon L.L.P., 1010 Grand Blvd., 5th Floor, Kansas City, Missouri, beginning at noon Central Standard Time, on (a) April 17, 2001 or (b) at such other place, time or later date as may be agreed upon by the parties. The actual date of the Closing is sometimes referred to herein as the "Closing Date."

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          Section 2.2 Deliveries by the Sellers. At the Closing, the Sellers
shall deliver or cause to be delivered to the Buyer the following:

          (a) Certificates issued by the Company evidencing ownership of the Shares by each of the Sellers, duly endorsed (or accompanied by a duly executed stock power) by the appropriate Seller for transfer to the Buyer;

          (b) Copies of the articles of incorporation of the Company and the articles of organization of Subsidiary (as defined in Section 3.1 below), certified as of a recent date by the Department of Financial Institutions of the State of Wisconsin;

          (c) Certificates from the Department of Financial Institutions or other equivalent authority affirmatively certifying (i) the active status of each of the Company and Subsidiary in the state of incorporation and any jurisdiction in which the Company or Subsidiary is qualified to do business as a foreign corporation and (ii) the payment of taxes by each of the Company and Subsidiary in each such jurisdiction, each such certificate to be dated as of the most recent practicable date;

          (d) A certificate of the secretary or assistant secretary of the Company stating that (i) the Shares constitute all of the issued and outstanding capital stock of the Company, (ii) the Company owns all of the issued and outstanding membership interests of Subsidiary, and (iii) the articles of incorporation of Company and the articles of organization of Subsidiary have not been amended or modified since the date of the certification referred to in Section 2.2(b) hereof. A true and correct copy of the by-laws of the Company and the operating agreement of Subsidiary, as in effect on the date hereof and at all times thereafter to and including the Closing Date, also shall be attached to such certificate;

          (e) The opinion of Sellers' counsel referred to in Section 7.1(e) hereof;

          (f) The Required Consents (as identified on Schedule 3.5 hereof);

          (g) The results of a recent search of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Company and Subsidiary in each jurisdiction where such filings may have been made or property is located, and the results of such search shall be satisfactory to the Buyer;

          (h) A Non-competition Agreement referred to in Section 7.1(c) hereof, (substantially in the form attached hereto as Schedule 7.1) duly and validly executed by Ms. Allison and delivered to Buyer;

          (i) Certificates of the Sellers certifying that all representations and warranties of the Sellers contained herein are accurate, that all covenants to be performed by the Sellers have been performed, that all conditions precedent to closing have been performed, and that all other documents, instruments, payments and writings required to be delivered by the Sellers to the Buyer at the Closing pursuant to this Agreement or otherwise required or reasonably requested in connection herewith have been delivered;

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          (j) Estoppel certificates in form satisfactory to Buyer, executed by all landlords and sub-landlords, as the case may be, and Subordination, Non-Disturbance and Attornment Agreements, duly executed and in a form satisfactory to Buyer, as to the Properties.

          (k) All other documents, instruments, payments and writings required to be delivered by the Sellers to the Buyer at the Closing pursuant to this Agreement or otherwise required or reasonably required in connection herewith; and

          (1) A release (in form reasonably satisfactory to Buyer) of any guaranty or other instrument or obligation to which Company or Subsidiary are a party or otherwise bound, guaranteeing or otherwise relating to any indebtedness or obligations of Ms. Allison or any other Seller.

          Section 2.3 Pre-Closing Delivery by the Buyer. Prior to Closing, the Buyer shall deliver or cause to be delivered the $630,000 loan to the Company identified in Section 1.2(a) hereof.

          Section 2.4 Deliveries by the Buyer. At the Closing, the Buyer shall deliver or cause to be delivered to the Sellers the following:

          (a) The cash and promissory note identified in Section 1.2(b) hereof;

          (b) A certificate of the secretary or assistant secretary of the Buyer stating that all requisite corporate actions necessary for consummation of the transaction contemplated by this Agreement have been taken by Buyer;

          (c) Copies of articles of incorporation of Buyer, certified as of a recent date by the Secretary of State of Missouri, and a true and correct copy of the by-laws of the Buyer, as in effect on the date hereof and at all times thereafter to and including the Closing Date, certified as such by the secretary or assistant secretary of the Buyer;

          (d) A certificate of the Buyer certifying that all representations and warranties of the Buyer contained herein are accurate, that all covenants to be performed by the Buyer have been performed, that all conditions precedent to Closing have been performed, and that all other documents, instruments, payments and writings required to be delivered by the Buyer to the Sellers at the Closing pursuant to this Agreement or otherwise required or reasonably requested in connection herewith have been delivered;

          (e) A written acknowledgement of receipt of the certificates purchased by the Buyer hereunder;

          (f) The opinion of Buyer's counsel referred to in Section 7.2(f) hereof;

          (g) An unconditional agreement of Buyer to effect the release of Ms. Allison from the guaranties set forth on Schedule 5.8(c) upon conclusion of the Closing; and

          (h) All other documents, instruments, payments and writings required to be delivered by the Buyer to the Sellers at the Closing pursuant to this Agreement or otherwise required or reasonably required in connection herewith.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                                 OF THE SELLERS
                                 --------------

          To induce the Buyer to enter into this Agreement, each of the Sellers hereby individually represents and warrants to the Buyer as follows:

          Section 3.1 Organization and Standing; Corporate Power; Authority.

          (a) The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin. Sunstone Distribution Services LLC ("Subsidiary") is a limited liability company duly organized, validly existing and in active status under the laws of the State of Wisconsin. Each of the Company and Subsidiary has all requisite corporate power and authority to own, lease and operate its respective properties and assets, and to carry on its respective business as presently conducted. Each of the Company and Subsidiary possesses all governmental licenses, franchises, rights and privileges required for the conduct of its respective business. Each of the Company and Subsidiary is qualified to do business as a foreign corporation in any state or foreign jurisdiction where such qualification is required.

          (b) Each of the Sellers has all requisite power and authority to execute and deliver this Agreement, to sell and convey the Shares to be sold by such Seller hereunder and to carry out and perform his or her obligations under the terms of this Agreement. All proceedings, if any, required to be taken by the Sellers to authorize the execution, delivery and performance of this Agreement and the agreements relating hereto have been properly taken, or will be taken prior to the Closing. This Agreement has been duly executed and delivered by each Seller (directly, under a power of attorney, or otherwise) and constitutes the legal, valid and binding obligation of each Seller.

          (c) The Sellers have furnished to the Buyer true, complete and correct copies of (i) the articles of incorporation, and all amendments thereto, as certified by the Department of Financial Institutions of the State of Wisconsin, and the by-laws, each as presently in effect, for the Company, and (ii) the articles of organization, and all amendments thereto, as certified by the Department of Financial Institutions of the State of Wisconsin, and the operating agreement, each as presently in effect, for Subsidiary. Neither the Company nor Subsidiary is in violation of any of the provisions of their organizational documents. All minutes of the Company and Subsidiary are contained in their respective minute books, copies of which have been provided to the Buyer for examination, and the minute books of each of the Company and Subsidiary contain a complete and accurate record of the substance of all corporate actions taken at all meetings of the board of directors or the members, as applicable, of all committees thereof and of the Sellers and the members, as applicable.

          Section 3.2 Capitalization; Share Ownership.

          (a) The authorized capital stock of the Company consists solely of 56,000 Shares, of which 50,000 Shares are validly issued and outstanding, duly authorized, fully paid and non-assessable, except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Statutes and the cases decided thereunder, and no Shares are held in the Company's treasury. All of the Shares are held by the Sellers as set forth on Schedule 3.2 hereto. Except as listed on Schedule 3.2 hereto, there are no outstanding (i) securities convertible into or exchangeable for capital stock of the Company, (ii) options, warrants, calls or other rights to purchase or subscribe for capital stock of the Company or rights to acquire any such rights or (iii) contracts, commitments, agreements, understandings, arrangements or restrictions to which the Company or any Seller is a party or by which it or he or she is bound relating to any shares of capital stock or other securities of the Company (including the Shares), other than this Agreement. Immediately prior to the Closing, the Sellers will lawfully own their Shares, of record and beneficially, free and clear of all liabilities, obligations, claims, liens, pledges, contractual rights, security interests, options, charges, encumbrances and restrictions of any kind whatsoever (except this Agreement) and shall transfer good, valid, marketable and indefeasible title in and to such Shares to the Buyer. The stock transfer records of the Company, copies of which have been provided to the Buyer for examination, fully and accurately reflect all issuances, cancellations, transfers, splits and other transactions involving or affecting the capital stock of the Company. The Option Rights are the only phantom or similar rights to acquire options or equity in the Company and/or Subsidiary. The cash payment made at Closing pursuant to Section 1.2(a) hereof and the performance of the terms of the Option Payout Agreements satisfy all obligations of the Company and/or Subsidiary with respect to the plan referred to in Section 1.2(a), the Option Rights and any other phantom or similar rights.

          (b) The issued and outstanding membership interests of Subsidiary consist solely of 100 units, which are validly issued and outstanding, duly authorized, fully paid and non-assessable, and no units are held in Subsidiary's treasury. All of such units are owned by the Company. Except as listed on Schedule 3.2 hereto, there are no outstanding (i) securities convertible into or exchangeable for units of or interests in Subsidiary,
     (ii) options, warrants, calls or other rights to purchase or subscribe for units of Subsidiary or rights to acquire any such rights, or (iii) contracts, commitments, agreements, understandings, arrangements or restrictions to which Subsidiary or the Company is a party or by which it is bound relating to the units or interests in or other securities of Subsidiary. Immediately prior to the Closing, the Company will lawfully own all Subsidiary Units (and all other interests in Subsidiary), of record and beneficially, free and clear of all liabilities, obligations, claims, liens, pledges, contractual rights, security interests, options, charges, encumbrances and restrictions of any kind whatsoever.

          Section 3.3 Good Title. Each Seller has, and on the Closing Date will have, good, valid, marketable and indefeasible title to the Shares proposed to be sold by such Seller hereunder on the Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, security interests, restrictions and claims whatsoever; and upon delivery of and payment at the Closing of the amount to be paid with respect to such Shares at the Closing, Buyer will acquire good, valid, marketable and indefeasible title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, voting trusts or other defects of title whatsoever.

          Section 3.4 Equity Investments. Schedule 3.4 sets forth a complete and correct list of each corporation, partnership or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest or right to acquire any equity interest. The Company has good and marketable title to all of the securities listed on Schedule 3.4 as owned by it free and clear of all liens, charges, encumbrances and rights of others, and there are no irrevocable proxies with respect to the securities listed on
Schedule 3.4. Except as set forth on Schedule 3.4, there are outstanding no subscriptions, options, convertible securities, warrants, calls or rights of any kind issued or granted by, or binding upon, the Company to purchase or otherwise acquire any security of, or equity interest in, any entity listed on Schedule
3.4. Except as set forth on Schedule 3.4, the Company does not own any note, bond, debenture or other evidence of indebtedness, and is not otherwise a creditor, of any entity listed on Schedule 3.4. The Company has no subsidiaries, except as set forth on Schedule 3.4.

          Section 3.5 Consents; No Violation.

          (a) Except as set forth on Schedule 3.5, neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with any of the provisions hereof,
     (i) violates or conflicts with, breaches, terminates or constitutes a default under the Articles of Incorporation, By-Laws or Operating Agreement of the Company or Subsidiary, (ii) violates or conflicts with any statute or law or any rule, regulation, order, writ, award, judgment or decree of any court or governmental authority of any jurisdiction, or any regulation or restriction of any regulatory or self-regulatory body or agency, affecting the Company, Subsidiary or any Seller, (iii) as of the Closing Date, violates or conflicts with, results in the breach or termination of, or constitutes a default under, or permits any other party to terminate, any contract, commitment, mortgage, deed of trust, agreement, understanding, arrangement, lease, trust, license or restriction of any kind to which the Company or Subsidiary is a party, or by which its assets are bound, (iv) as of the Closing Date, will cause, or give any persons valid grounds to cause (with or without notice, the passage of time or both), the maturity of any debt, liability or obligation of the Company or Subsidiary to be accelerated, or will increase any such liability or obligation or will result in the imposition of any lien, encumbrance, charge or claim upon any of the assets of the Company or Subsidiary, or (v) requires any filing with, the notification of, or the obtaining of any permit, authorization, consent or approval of, any third party, court or governmental or regulatory authority, foreign or domestic (collectively, the "Required Consents").

          (b) The execution, delivery and performance of and compliance with this Agreement by Seller and the sale and transfer of the Shares to be sold by each Seller pursuant to the terms hereof, will not result in (i) any violation or breach of any term of such charter documents of the Company or Subsidiary, if any, (ii) any violation or breach by such Seller of any term of any indenture, mortgage, deed of trust or other agreement, instrument, court order, judgment, decree, statute, rule or regulation to which such Seller is a party or by which such Seller is bound, (iii) any conflict with or default under any such term or (iv) the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of such Seller.

          Section 3.6 Financial Statements. The Sellers have previously delivered to the Buyer copies of (i) the most recent audited balance sheets, including those as of December 31, 1998 and December 31, 1999 and December 31, 2000, and the related audited statements of earnings, stockholders' equity and cash flows of the Company and Subsidiary for the years then ended, all of which have been audited by Virchow, Krause & Company LLP, independent public accountants for the Company and Subsidiary ("Audited Financial Statements"), and
(ii) the most recent unaudited balance sheet and related unaudited statements of income of the Company and Subsidiary (the "Unaudited Financial Statements") (collectively with the Audited Financial Statements, the "Financial Statements"). The Financial Statements (and the notes thereto): (i) present fairly in all respects the financial position and results of operations and changes in financial position and cash flows for each of the Company and Subsidiary as of the dates and for the periods covered thereby, and (ii) were prepared in accordance with GAAP consistently applied except, in the case of the Unaudited Financial Statements, for the absence of normal year-end adjustments and footnotes, and (iii) reflect all necessary accruals and reserves (except those relating to income taxes).

          Section 3.7 No Undisclosed Liabilities. Except as disclosed on
Schedule 3.7, neither the Company nor Subsidiary has any debts, liabilities or financial obligations (whether absolute, accrued, contingent or otherwise) which are not disclosed in the Financial Statements and the notes thereto as required by GAAP. Neither the Company nor Subsidiary has other liabilities or obligations of any nature which are not required by GAAP to be set forth in its respective balance sheet, whether absolute, accrued, contingent or otherwise, whether due or to become due, which are not reflected in such balance sheet, and neither Company nor Subsidiary knows of any basis for assertion against the Company or Subsidiary of any such liability or obligation.

          Section 3.8 Absence of Certain Changes. Except as set forth on
Schedule 3.8, there has not been since December 31, 2000:

          (a) an occurrence of any event, fact, conditional change or effect that is or could reasonably be expected to be materially adverse to the business, operations, results of operations, condition (financial or otherwise), assets, earnings or liabilities of the Company and/or Subsidiary (including, without limitation, the receipt by Company, Subsidiary or any Seller of any information regarding any actual or potential termination of, or significant change in, the business or revenues provided by any customer or client of the Company or Subsidiary);

          (b) any loan made by the Company and/or Subsidiary to any officer, director, employee, member or stockholder, or any new agreement or agreement to enter into any or any change in any, bonus or other compensation arrangement or agreement with any officer, director, member, employee, stockholder, consultant or other such person;

          (c) any declaration, payment or set aside for payment of any dividend or other distribution of assets of the Company or Subsidiary to the stockholders, members, or any of their affiliates, or any direct or indirect retirement, redemption, repurchase or other acquisition by the Company or Subsidiary of any shares or units of its capital stock or units of interest;

          (d) any change in the indebtedness of the Company or Subsidiary, or any change in the contingent obligations of the Company and/or Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise, other than in the ordinary course of business, consistent with past practices;

          (e) any obligation or liability (absolute, accrued, contingent or otherwise) other than in the ordinary course of business, consistent with past practices, incurred in an aggregate amount of $5,000 or more with respect to any event or transaction or any series of related events or transactions by the Company and/or Subsidiary;

          (f) any waiver, cancellation or compromise by the Company and/or Subsidiary of a right or of a debt owed to it, or any delay or deferral of payment of accounts payable or other obligations of the Company and/or Subsidiary or any acceleration of collection of receivables or other obligations due the Company and/or Subsidiary;

          (g) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation other than in the ordinary course of business, consistent with past practices, by the Company and/or Subsidiary;

          (h) any issuance, redemption or sale by the Company and/or Subsidiary of their securities or interests;

          (i) any sale, assignment, license or transfer of any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, codes, computer software programs, processes or other intangible assets by the Company and/or Subsidiary;

          (j) any mortgage, pledge, lien, charge or other encumbrance, or grant to third parties of any rights to, any of tangible assets of the Company and/or Subsidiary;

          (k) any change in any method of accounting, including but not limited to accounting principles or methods of application of said principles, or any business practice by the Company and/or Subsidiary;

          (l) any damage, destruction or loss, whether or not covered by insurance, affecting any of the material properties or business of the Company and/or Subsidiary;

          (m) any change in the relationship or course of dealing between the Company, Subsidiary and any of their respective customers or material suppliers or vendors;

          (n) other than in the ordinary course of business and consistent with past practices, any sale, lease, license, encumbrance or other disposition of, or any agreement to sell, lease, license, encumber or otherwise dispose of, any assets of the Company and/or Subsidiary by any party;

          (o) any transaction by the Company and/or Subsidiary not in the ordinary course of business;

          (p) any settlement by the Company and/or Subsidiary of non-insured litigation for amounts in excess of $5,000;

          (q) any adoption, termination, amendment or increase in benefits paid or payable under any severance, termination, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement, or any agreement or arrangement with any officer, director, employee, member, stockholder, consultant or other such person;

          (r) any agreement or commitment by the Company and/or Subsidiary to do any of the things described in this Section 3.8;

          (s) any changes in the compensation or commitments to employees, members or shareholders of the Company or Subsidiary; or

          (t) any change to or breach of any of the contracts listed on Schedule
     3.15 hereto.

          Section 3.9 Taxes.

          (a) Each of the Company and the Subsidiary has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by either the Company or the Subsidiary (whether or not shown on any Tax Return) have been paid. Neither the Company nor the Subsidiary currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either the Company or the Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens or encumbrances on any of the assets of either the Company or the Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Each of the Company and the Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, including amounts required to be withheld and paid in connection with the payments to the Option Holders described in Section 1.2(a) above.

          (c) There is no dispute or claim concerning any Tax liability of either the Company or the Subsidiary either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers or the directors and officers (and employees responsible for Tax matters) of either the Company or the Subsidiary has knowledge based upon personal contact with any agent of such authority. Schedule 3.9 lists those Tax Returns filed after December 31, 1996, that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or the Subsidiary relating to taxable periods ending after December 31, 1990.

          (d) Neither the Company nor the Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Neither the Company nor the Subsidiary has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 162 (as unreasonable compensation), Code Sec. 162(m) or Code Sec. 280G, except that no representation or warranty is made with respect to any payment to be made to any Option Holder. Neither the Company nor the Subsidiary is party to any Tax allocation or sharing agreement. Neither the Company nor the Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income Tax Return or (B) has any liability for the Taxes of any person or entity (other than the Company or the Subsidiary), as a transferee or successor, by contract, or otherwise.

          (f) The unpaid Taxes of the Company and the Subsidiary did not, as of the date of the Balance Sheet exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet (defined herein as the December 31, 2000, balance sheet for the Audited Financial Statements) (rather than in any notes thereto); the parties acknowledge, however, that there has been no reserve established in the Balance Sheet for income taxes.

          (g) Since the date of the Balance Sheet, neither the Company nor the Subsidiary has incurred any liabilities for Taxes except in the ordinary course of business.

          (h) The Company has been a validly electing S corporation within the meaning of Code Sec. 1361 and 1362 at all times during its existence, and the Company will be an S corporation up to and including the Closing Date.

          (i) The Company has no subsidiary that is a "qualified subchapter S subsidiary" within the meaning of Code Sec. 1361(b)(3)(B).

          (j) The Company will not be liable for any Tax under Code Sec. 1374 in connection with the deemed sale of the Company's assets caused by the
     Section 338(h)(10) election. Neither the Company nor the Subsidiary has, in the last 10 years, (A) acquired assets (other than certain assets acquired by Subsidiary from the Company upon its formation) from another corporation in a transaction in which the Company's or Subsidiary's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

          (k) At all times during its existence, the Subsidiary has been treated as an entity that is "disregarded as an entity separate from its owner" in accordance with Treas. Reg. Section 301.7701-3(b)(1)(ii), and this treatment will continue up to and including the Closing Date.

          For purposes of this Agreement, the following definitions shall apply:

          "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or additional thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim or refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Section 3.10 Real Property. Neither the Company nor Subsidiary owns any real property in fee simple. Schedule 3.10(a) sets forth a list of all real property leased by the Company and/or Subsidiary (collectively, the "Properties"). The Company or Subsidiary, as the case may be, holds a good and valid leasehold title and estate in the Properties, in each case free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, mechanic's or materialmen's liens, charges, easements, restrictive covenants, rights-of-way and other encumbrances, other than for Permitted Encumbrances. As used herein, "Permitted Encumbrances" means liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP, municipal and zoning ordinances and easements of record, utility easements for utilities serving the property of record, and any similar encumbrances, none of which interfere with the use of such Properties as currently utilized.

The Company hereby represents that:

          (a) Neither the Company nor Subsidiary has received written notice (i) that any of the Properties (or the buildings, structures or improvements thereon), or the operations of Company or Subsidiary violate the zoning or planning laws, ordinances, rules or regulations of the city, county or state in which they are located, or any building regulations or codes of such city, county or state, or land use laws or regulations applicable to the Properties, or (ii) of any claims of others to rights over, under, across or through any of the Properties by virtue of use or prescription;

          (b) All permits, approvals, authorizations or licenses required or necessary for the use of any of the Properties to the extent required of the Company have been obtained and are in full force and effect;

          (c) Except as set forth on Schedule 3.10(d), neither the Company nor Subsidiary has sublet, nor is subletting, all or any part of any of the Properties, nor has assigned all or any part of its interests in any of the leases.

          (d) Schedule 3.10(d) sets forth a list of all service and maintenance contracts affecting the Properties and all utility and management contracts affecting the Properties to which the Company or Subsidiary is a party and which in any individual contract obligate the Company or Subsidiary to pay more than $5,000 in any year. All such contracts are currently in full force and effect, and, as to the Company or Subsidiary, and to Sellers' knowledge, as to third parties, there is no default, or action or omission which with the giving of notice or passage of time or both would constitute a default thereunder. Copies of all such contracts have been delivered to Buyer. In addition, the Sellers have previously delivered to the Buyer copies of the most recently issued bills for real estate tax assessments against any or all of the Properties;

          (e) All the Properties are free and clear of any agreements to sublease (or to grant an assignment of lease), options to sublease (or to grant an assignment of lease) or rights of first refusal relating thereto. All real property with respect to which the Company or Subsidiary has an agreement to purchase, lease or sublease, option to purchase, lease, or sublease or right of first refusal relating thereto is set forth on
     Schedule 3.10(e);

          (f) To Sellers' knowledge, all the Properties are currently zoned in the zoning category which permits operation of said Properties as now used, operated and maintained;

          (g) To Sellers' knowledge, the Properties currently have access to all gas, water, electricity, storm sewer, sanitary sewer, telephone and all other utilities necessary or beneficial to the current operation of the Properties, and all of such utilities are adequate and sufficient for the current operation of the Properties;

          (h) Except as set forth on Schedule 3.10(h), and except for repair and maintenance in the ordinary course of business, no construction, improvements, or expansion is currently on-going at any of the Properties, and Company and/or Subsidiary have accepted possession of the Properties;

          (i) The Company or Subsidiary, as the case may be, holds a valid leasehold estate pursuant to each lease by which the Properties are leased, as shown on Schedule 3.10(h), and enjoys peaceful and undisturbed possession thereunder. The Sellers have previously delivered to the Buyer complete and accurate copies of all such scheduled leases. All such leases are valid, binding, and enforceable, as to the Company or Subsidiary and to Sellers' knowledge, as to third parties, in accordance with their terms, and are in full force and effect, the Company and/or Subsidiary has complied with all obligations thereunder, and there are no existing defaults by the Company and/or Subsidiary, and to Sellers' knowledge, there are no existing defaults by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company and/or Subsidiary, and no event has occurred to Sellers' knowledge, which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any other party thereunder. All such leases shall continue in full force and effect (without default) after the Closing and consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party, except as set forth in Schedule 3.5;

          (j) To the Seller's knowledge, there are no proposed, pending or threatened proceedings or governmental or quasi-governmental actions to condemn or take by the power of eminent domain (or to purchase in lieu thereof), or otherwise to take or restrict the right to use or occupy, any of the Properties; and

          (k) Neither the Sellers, the Company nor Subsidiary has received written notice that it is in violation of any applicable antipollution, health or other law, ordinance or regulation in respect of the Properties or their operation, which violation remains uncured, and to Sellers' knowledge, no such violation exists.

          Section 3.11 Intellectual Property.

          (a) Schedule 3.11 contains an accurate and complete description of all domestic and foreign URL registrations, patents, patent applications, patent licenses, shop rights, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, logos, trade names, assumed names, copyright registrations and applications therefor, and registered domain names, which are used by the Company or Subsidiary, or which are presently owned or held by the Company or Subsidiary or under which the Company or Subsidiary owns or holds any license, or in which the Company or Subsidiary owns or holds any direct or indirect interest, other than those rights granted to Buyer hereunder (collectively, the "Intellectual Property Rights"). Schedule 3.11 further sets forth: (i) the nature of such Intellectual Property Rights;
     (ii) the owner of such Intellectual Property Rights; (iii) the jurisdiction by or in which such Intellectual Property Rights has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company, or any other person or entity is authorized to use such Intellectual Property Rights, process, design, invention, know-how, trade secret or other proprietary information (collectively, the "Company/Subsidiary Intellectual Property").

          (b) Except as set forth on Schedule 3.11, neither the Company nor Subsidiary infringes or unlawfully or wrongly uses any patent, trademark, trade name, service mark, copyright, trade secret, confidential or proprietary right or any similar rights owned or claimed by another.

          (c) Except as set forth in Schedule 3.11, neither the Company nor Subsidiary knows of any use that has been or is now being made by another of the Company/Subsidiary Intellectual Property or that would infringe such rights, or would prevent the unrestricted use thereof by Buyer.

          (d) Except as set forth on Schedule 3.11, (i) the Company or the Subsidiary, as the case may be, is the sole and exclusive owner of or possesses valid licenses and rights to use all Company/Subsidiary Intellectual Property necessary to conduct the businesses of the Company and the Subsidiary as are currently being conducted, and (ii) such ownership or right to use under licenses will not be adversely affected as a result of the execution of this Agreement and consummation of the transactions provided for herein.

          (e) Except as set forth on Schedule 3.11, neither the Company nor Subsidiary has sold, licensed or otherwise disposed of or transferred or granted any interest in the Company/Subsidiary Intellectual Property. The Company and/or Subsidiary has taken all reasonable measures, which may or may not have included the institution of litigation, to maintain and protect the Company/Subsidiary Intellectual Property and, to Sellers' knowledge, all such rights remain valid and enforceable.

          (f) Except as set forth on Schedule 3.11(g), to Sellers' knowledge, no claims have been asserted by any person to the use or validity of any of the Company/Subsidiary Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto, and to Sellers' knowledge, there is no valid basis for any such claim. None of the Company/Subsidiary Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company and/or Subsidiary or restricting the licensing thereof by the Company/Subsidiary to any other person or entity. Except as set forth on Schedule 3.11, neither the Company and/or Subsidiary has entered into any agreement to indemnify any other person or entity against any charge of infringement of any Company/Subsidiary Intellectual Property.

          (g) Except as set forth in Schedule 3.11, (i) neither the Company nor the Subsidiary has any systems and applications computer programs which were developed by, or on behalf of, the Company or the Subsidiary (the "Software Programs."); (ii) the systems and applications computer programs of the Company and Subsidiary and the technical documentation and inventories of the Software Programs were developed by personnel, including employees, agents, consultants and contractors, on behalf of the Company and such parties (A) entered into "work-for-hire" arrangements or agreements with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective exclusive, and original ownership of all tangible and intangible property thereby arising; or (B) executed appropriate instruments of assignment in favor of the Company as assignee that conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising; (iii) the technical documentation for the Software Programs includes the source code, system documentation, statements of principles of operation, and schematics for all Software Programs, as well as any pertinent commentary or explanation that may be necessary to render such materials understandable and usable by a trained computer programmer; (iv) the technical documentation also includes any program (including compilers), "workbenches," tools and higher level (or "proprietary") language used for the development, maintenance and implementation of the Software Programs; (v) the Company has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Software

     Programs and technical documentation; (vi) the Software Programs and technical documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license; (vii) the Software Programs and technical documentation do not contain derivative works of any programming or materials not owned in their entirety by Company and Subsidiary; (viii) neither Company nor Subsidiary have granted, transferred, or assigned any right or interest in the Software Programs or the technical documentation to any person or entity; and (ix) there are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software Programs or the technical documentation by any independent salesperson, distributor, sublicensor or other remarketer or sales organization.

          Section 3.12 Absence of Litigation. Except as disclosed in Schedule 3.12, as of the date hereof, there is no action, suit, claim, investigation or proceeding pending or to the Sellers' knowledge, threatened, nor is there any valid basis for any claim, against the Company, Subsidiary or any of their properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official. Except as disclosed on Schedule 3.12, as of the date hereof, neither the Company, Subsidiary nor any of their property is subject to any order, writ, judgment, injunction, decree, determination or award.

          Section 3.13 Insurance.

          (a) Schedule 3.13(a) sets forth a complete and correct list of all insurance policies (including a brief summary of the nature and terms thereof and any amounts paid or payable to the Company or Subsidiary thereunder, their respective expiration dates, deductibles and stop-loss thresholds) providing coverage in favor of the Company, Subsidiary or any of their respective officers, directors, employees or properties. Each such policy is valid, in full force and effect and will remain in full force and effect at least through the respective dates set forth in Schedule 3.13(a) without the payment of additional premiums other than additional premiums in the ordinary course of business prior to the Closing. No notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and except as set forth on Schedule 3.13(a), there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy.

          (b) The Company and Subsidiary have insurance in an amount and of a type normal in the ordinary course for similar-sized businesses similar to the Company and Subsidiary. Other than as set forth on Schedule 3.13(b), neither the Company nor Subsidiary has received notice of any proposed increase in premiums or deductible amounts, decrease in coverage or termination of any policy.

          Section 3.14 Employee Benefits.

          (a) Schedule 3.14(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, dental, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, cafeteria plans within the meaning of section 125 of the Code, retiree medical plans and any trust fund, plan, program or arrangement funding any plan (including any voluntary employee beneficiary association within the meaning of section 501(c)(9) of the Code), and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or any subsidiary for the benefit of any employee or terminated employee of the Company or any subsidiary (all of such plans, programs, agreements and arrangements included in this Section 3.14(a) being referred to hereinafter collectively as the "Plans" and individually as a "Plan"). Schedule 3.14(a) identifies each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "ERISA Plans").

          (b) With respect to each Plan, the Sellers have heretofore delivered to Buyer true and complete copies of each of the following documents (to the extent applicable):

               (i)  a copy thereof;

               (ii) a copy of the three most recent Form 5500 annual reports and accompanying accountants' reports;

               (iii) a copy of the most recent Summary Plan Description, summaries of all modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Plans;

               (iv) copies of any insurance contracts and administrative service contracts;

               (v) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof,

               (vi) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code") and any pending determination letter request; and

               (vii) Schedule 3.14(a) also shall contain a written description of all communications regarding any Plan to employees or former employees with respect to this transaction.

          (c) Neither the Company, any subsidiary nor any Affiliate of the Company, as determined under Code Section 414(b), (c) or (m) or ERISA
     Section 4001(b) (an "ERISA Affiliate") or predecessor to any of the foregoing maintains or has ever maintained a plan which is or was subject to (i) the minimum funding requirements of ERISA or the Code or (ii) Title IV of ERISA.

          (d) Neither the Company, any subsidiary, nor any ERISA Affiliate, nor any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, any subsidiary or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be in violation of sections 404, 405, or 406 of ERISA or could be subject to either a civil penalty assessed pursuant to section 409, 502(i) or 502(1) of ERISA or a Tax imposed pursuant to Chapter 43 of the Code.

          (e) No ERISA Plan is a "multi-employer plan," as defined in section 3(37) of ERISA, nor is any ERISA Plan a plan described in section 4063(a) of ERISA. Neither the Company, any subsidiary, nor any ERISA Affiliate or predecessor to any of the foregoing has ever maintained, contributed to or been required to contribute to a "multi-employer plan" as defined in section 3(37) of ERISA.

          (f) Each Plan has been operated and administered in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

          (g) Each ERISA Plan intended to be qualified within the meaning of section 401(a) of the Code and each related trust intended to be qualified within the meaning of section 501(a) of the Code has been established and operated so as to be qualified and tax-exempt under such sections. Nothing has occurred or, in connection with the transactions contemplated by this Agreement, will occur, which would adversely affect the qualified status of such plans and trusts. In the event the Company, any subsidiary or any affiliated entity sponsors or maintains a voluntary employee beneficiary association within the meaning of section 501(c)(9) of the Code, all necessary governmental approvals for obtaining tax exempt status have been obtained, and such determination letter is dated on or after January 1, 1985.

          (h) No amounts payable under any Plan as a result of or in connection with the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by application of section 162(m), section 280G or section 404 of the Code.

          (i) Except as set forth on Schedule 3.14(i), no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees (and their dependents) of the Company, any subsidiary, or any ERISA Affiliate beyond their retirement or other termination of service other than continued medical coverage required by Section 4980B of the Code.

          (j) Except as provided in Schedule 3.14(j), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company, any subsidiary, or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (k) There are no pending or threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

          (1) The Company and Subsidiary has reserved the right to amend or terminate any Plan.

          (m) Neither the Company nor Subsidiary has announced any plan or legally binding commitment to create any additional Plans which are intended to cover employees or former employees of the Company or Subsidiary or to amend or modify any existing Plan which covers or has covered employees or former employees of the Company or Subsidiary.

          (n) No event has occurred in connection with which the Company, any subsidiary, or any ERISA Affiliate or any Plan, directly or indirectly, could be subject to any liability (i) under any statute, regulation or governmental order relating to any Plans or (ii) pursuant to any obligation of the Company, any subsidiary, or any ERISA Affiliate to indemnify any person against liability incurred under any such statute, regulation or order as they relate to the Plans.

          (o) All contributions with respect to each Plan for all periods ending on or prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) will be made by the Company, any subsidiary or any ERISA Affiliate, as the case may be, or accrued on the Company's financial statements and books and records prior to the Closing Date.

          Section 3.15 Contracts and Commitments. (a) Schedule 3.15 contains a true and complete list of (i) all Company and Subsidiary agreements and other commitments for the provision of goods or services, or for the purchase or license or lease of any materials, supplies, software, equipment, furniture, services or other agreements involving an amount greater than $5,000 over the term of such contract; (ii) all employment and consulting agreements; (iii) agreements and other commitments with clients or customers of Company and/or Subsidiary; (iv) all license agreements with third parties (other than off-the-shelf shrink wrap license agreements that are not material to the business of Company or Subsidiary); (v) all leases, whether for real property or personal property; (vi) all loan agreements, mortgages or indentures; (vii) all agreements, arrangements or commitments with any director, officer, employee, stockholder or beneficial owner of any of the capital stock or any of their affiliates; and (viii) all other arrangements, commitments and understandings (written or oral) to which the Company is a party or by which it or its properties are bound that are not terminable upon 30 days' or less notice without the payment of a penalty or termination fee or any other sum in excess of $500, or that require (or that the Company or Subsidiary have reason to believe it will require) payment by any party to the agreement, commitment or understanding of, or the performance by any party to the agreement, commitment or understanding of services having a value of, more than $5,000 individually over the term of such contract. True and complete copies of the agreements, commitments and understandings, or in the case of unwritten agreements, commitments and understandings, summaries thereof, of Company and Subsidiary referred to in Schedule 3.15 (collectively, the "Commitments") have been delivered to Buyer. Schedule 3.15 contains a true and correct list of all contracts of the Company and Subsidiary that require written consent of an outside party or parties before assignment, or that will be terminated in the event of assignment (as defined in the Investment Company Act of 1940, as amended).

          (b) Except as set forth in Schedule 3.15, (i) all of the Commitments, as to the Company or Subsidiary and to Sellers' knowledge, as to third parties, are valid, binding and enforceable and in full force and effect in accordance with their respective terms and there is no existing default, as to the Company or Subsidiary and to Sellers' knowledge, as to third parties, that would permit the other party to a Commitment to terminate the Commitment, not to perform its obligations under the Commitment or accelerate the payment of money, and no condition exists that, with notice or lapse of time or both, would constitute a default on any Commitment, by the Company, Subsidiary, or to the Sellers' knowledge, any other party under any Commitment; (ii) all of Company's and to Sellers' knowledge, third parties' covenants and obligations under all Commitments accrued to date have been performed; (iii) no party has made or asserted or has any defense, setoff or counterclaim under any Commitment; (iv) neither the Company nor Subsidiary has received notice that any party under any Commitment has exercised any option granted to it to cancel or terminate its Commitment, to shorten the term of its Commitment or to renew or extend the term (other than automatic renewals) of the Commitment and neither the Company nor Subsidiary has received any notice of termination of any Commitment; (v) except as disclosed on Schedule 3.8, neither the Company nor Subsidiary has received any notice (written or otherwise) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Commitments; and (vi) no Commitment is the subject of, or to Sellers' knowledge, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding. Except as noted on Schedule 3.15, nothing in any contract listed on such schedule prohibits the consummation of the Agreement, and the consummation of the transactions provided for in this Agreement will not cause a termination of or default under any such contract.

          (c) With respect to Commitments involving trust accounts or other accounts over which Company or Subsidiary has any access or control which contain funds belonging to any Fund or other third party, the accounts in which such funds are maintained have been held and administered in accordance with the provisions and requirements of such Commitments and the duties and rights of the Company or Subsidiary thereunder and with respect thereto. All deposits, withdrawals and transfers by or at the direction of Company or Subsidiary have been made consistent with their obligations under, and the provision of, the Commitments and other agreements and obligations relating to such accounts and funds to which Company or Subsidiary are a party or are bound. The balance of such accounts held or controlled by the Company on the Closing Date will be equal in all material respects to the amount required to be held at such time under and pursuant to such Commitments and otherwise with respect to the Business. The Company has, and as of the Closing Date shall have, reserved for fiduciary tax liabilities in accordance with such Commitments, if required.

          Section 3.16 Labor Matters. Except as set forth in Schedule 3.16, neither the Company nor Subsidiary is a party to any collective bargaining or other labor union contract or labor union agreement applicable to persons employed by the Company or Subsidiary, no collective bargaining agreement is being negotiated by the Company or Subsidiary, and to the Sellers' knowledge, no activities or proceedings of any labor union are being held to organize any of its respective employees. There is no labor dispute, strike or work stoppage against the Company or Subsidiary pending or to the Sellers' knowledge, threatened which may interfere with the respective business activities of the Company or Subsidiary. Each or the Company and Subsidiary is in compliance with all federal, state and local laws, including without limitation the rules and regulations of the Department of Labor and the Office of Federal Contract Compliance Programs, respecting employment and employment practices, terms and conditions of employment and wages and hours and not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company or Subsidiary pending or to the Sellers' knowledge, threatened before the National Labor Relations Board. Except as set forth on Schedule 3.16, no charges with respect to or relating to the Company or Subsidiary are pending, or to the Sellers' knowledge threatened, before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the enforcement of labor or employment laws or for the conduct of an investigation of or relating to the Company and no such investigation is in process.

          Section 3.17 Compliance. Except as set forth on Schedule 3.17, the Company and Subsidiary have complied and are complying with applicable provisions of (i) all laws, rules, statutes, orders, ordinances or regulations and (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations, in each case, to which the Company or Subsidiary is a party or by which the Company, Subsidiary or their property are bound or affected.

          Section 3.18 Environmental Matters.

          (a) Except as set forth in Schedule 3.18, each of the Company and Subsidiary is in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and Subsidiary of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof).

          (b) Except as set forth on Schedule 3.18, neither the Company nor Subsidiary has received any communication (written or oral), whether from a governmental authority, private party, citizens group, employee or otherwise, that alleges that the Company and/or Subsidiary is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that would prevent or interfere with such compliance in the future.

          (c) Except as set forth in Schedule 3.18, there is no Environmental Claim pending or to the Sellers' knowledge, threatened against the Company or Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or Subsidiary has retained or assumed either contractually or by operation of law.

          (d) Except as set forth in Schedule 3.18, there are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material) which could form the basis of any Environmental Claim against the Company or Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or Subsidiary has retained or assumed either contractually or by operation of law.

          (e) Except as set forth in Schedule 3.18, neither the Company nor Subsidiary has Released, placed, stored, buried or dumped Hazardous Materials on, beneath or adjacent to any property owned, operated or leased or formerly owned, operated or leased by the Company or Subsidiary in violation of Environmental Laws, and neither the Company nor Subsidiary has received notice that it is a potentially responsible party for the Cleanup of any property, whether or not owned or operated by the Company and/or Subsidiary.

          (f) The Sellers have delivered to Buyer true, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company and/or Subsidiary pertaining to Hazardous Materials in, on, beneath or adjacent to the property owned or leased by the Company and/or Subsidiary or regarding compliance by the Company and/or Subsidiary with applicable Environmental Laws.

          (g) Except as set forth in Schedule 3.18, no transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company, Subsidiary or their successors, as the case may be, to be in full compliance with all applicable Environmental Laws for the period immediately following the transactions contemplated hereby, as conducted by the Company and Subsidiary immediately prior to the date hereof. To the extent that such transfers or additional permits and other governmental authorizations are required, each of the Company and Subsidiary agrees to use reasonable best efforts to effect such transfers and obtain such permits and other governmental authorizations at the time such transfers, permits and other governmental authorizations are required by law.

          (h) The following terms as used in this Section 3.18 shall have the following meanings:

          "Cleanup" means all actions required by governmental entities or Environmental Laws to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state, local and foreign laws, statutes, rules, orders, common law, regulations and ordinances now or hereinafter in effect relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws, regulations and ordinances with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

          "Hazardous Materials" means (1) any substance, material, chemical, or waste that is now or hereafter becomes defined as or included in the definition of 'Hazardous Substance,' 'Oil,' or 'Pollutant or Contaminant' in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5; (2) asbestos and asbestoscontaining materials, polychlorinated biphenyls ("PCBs"), and lead-based paints; and (3) any other substance, material, chemical, or waste regulated under any Environmental Law.

          "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          Section 3.19 Employees.

          (a) Except as set forth on Schedule 3.19(a): (i) neither the Company nor Subsidiary has been informed since June 30, 2000, of any current plans of any personnel of the Company or Subsidiary to terminate their employment with the Company, and (ii) no employees of the Company or Subsidiary (other than those party to the Parallel Stock Unit Plan and only to the extent provided in the Parallel Stock Unit Plan and terminated pursuant to the terms of the Option Payment Agreements) have any greater rights upon termination as a result of the execution and performance of this Agreement and the transactions contemplated herein. Sellers agree to use their reasonable efforts to ensure that this Agreement and the transactions contemplated herein will not cause the termination of any employees of the Company or Subsidiary.

          (b) Schedule 3.19(b) sets forth the names of all directors, officers and employees of each of Company and Subsidiary. The total salary, bonuses, fringe benefits and perquisites each received during the year ended December 31, 2000, and any changes to the foregoing which occurred (or are scheduled to hereafter occur) after December 31, 2000, and through March 7, 2001, are as set forth on Schedule 3.19(b). No changes will be made by the Company or Subsidiary in the amount or kind of any compensation being paid or provided to any individual listed in Schedule 3.19(b) without Buyer's prior written consent. Except as disclosed in Schedule 3.19(b), there are no other forms of compensation paid to any directors, officers or employees of the Company or Subsidiary. Except as disclosed on Schedule 3.19(b), the amounts accrued on the Financial Statements for vacation pay, sick pay and all commissions and other fees payable to agents, salesmen and representatives of the Company and Subsidiary will be adequate to cover the liabilities of the Company and Subsidiary for such items.

          Section 3.20 Licenses and Permits; Assets. Each of the Company and Subsidiary has obtained all licenses, product and establishment registrations, franchises, permits, easements, certificates, consents, rights and privileges necessary or appropriate to the conduct of the respective businesses of the Company and Subsidiary (collectively, the "Licenses," all of which are set forth on Schedule 3.20(a)). The Licenses are valid and in full force at the Closing as to the Company and/or Subsidiary, and to Sellers' knowledge, as to third parties, and Sellers know of no reason why the Licenses will not remain valid and in full force from and after the Closing. Except as set forth on Schedule 3.20(c), as of the Closing Date, Company and Subsidiary shall have good and marketable title to all of their intangible or other personal property (other than licensed or leased property, as to which they shall have a valid licensee or leasehold interest) reflected on their books or otherwise necessary or appropriate to operate and conduct their business in the manner heretofore operated or conducted. Except as set forth on Schedule 3.20(b), no Seller or any member of any Seller's family owns or will own on the Closing Date, any property rights, tangible or intangible, which are used in the business of the Company or Subsidiary.

          Section 3.21 Bank Accounts. Schedule 3.21 sets forth the names and locations of all banks in which the Company and/or Subsidiary has an account or safe deposit box, the account numbers of all such corporate accounts, and the names of all persons authorized to draw thereon or have access thereto.

          Section 3.22 Sellers' Documentation. All documents supplied by the Sellers to the Buyer with respect to the business of the Company and Subsidiary, including customer agreements, payment cards, ledgers and similar records, and other information related to the businesses of the Company and the Subsidiary are true, accurate and complete. The financial books and records of the Company and Subsidiary accurately reflect the transactions to which they are or were a party or by which their properties are or were bound, and such books and records are and have been properly kept and maintained.

          Section 3.23 Disclosure. No representation or warranty by Sellers in this Agreement or in any exhibits, schedules or other documents delivered by or on behalf of Sellers contains, or will contain as of the Closing Date, any untrue statement of a material fact or omits, or will omit as of the Closing Date, a material fact to make the statements contained herein and therein not misleading.

          Section 3.24 No Finder's Fee. Sellers represent that the Company has retained the services of Barrington Partners (and no other person or entity) as agent or broker in connection with this transaction, and Sellers agree to personally pay all fees, commissions, expenses and other sums that may now or hereafter be due to Barrington Partners. Sellers represent and warrant that neither Company nor Subsidiary has retained any finder or broker in connection with the transactions contemplated by this Agreement, or shall have any liability for any payment to any finder or broker, and Ms. Allison hereby agrees to indemnify and to hold the Buyer harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) (other than the professional fees paid by the Company to Barrington Partners in the amount of approximately $40,000 through January 31, 2001).

          Section 3.25 Legal Representation. Each Seller acknowledges that the Buyer is represented by separate legal counsel, and Sellers have been advised that they may wish to consult independent legal counsel with regard to the transactions contemplated by this Agreement. Sellers agree that all fees and expenses of their legal counsel, accountants and other professionals or consultants in connection with the transaction provided for herein, shall be borne by them personally, and not by the Company or Subsidiary.

          Section 3.26 Certain Representations and Warranties Regarding Broker-Dealer Status.

          (a) Subsidiary is duly registered as a broker-dealer under Section 15(b) of the Securities Exchange Act of 1934, as amended (together with all the rules and regulations thereunder, the "Exchange Act") and all applicable State broker-dealer laws and is a member in good standing with the National Association of Securities Dealers, Inc. (the "NASD"). Prior to engaging in any activities requiring it to be registered as a securities broker/dealer under the Exchange Act, Subsidiary was, and at all times since has been, a duly registered broker-dealer under the Exchange Act and the Rules and regulations promulgated thereunder and duly registered or licensed in good standing under the laws of each jurisdiction in which such qualification is necessary, as set forth on Schedule 3.26 attached hereto. All of Subsidiary's registrations set forth on Schedule 3.26 are in full force and effect, and Subsidiary has paid all annual registration fees owed in a timely manner. Company and Subsidiary are fully in compliance with all applicable federal and state securities laws and all applicable rules and requirements of regulatory agencies and bodies (including self-regulatory bodies), as well as all applicable policies, obligations, descriptions and restrictions, including but not limited to those under the Exchange Act.

          (b) There are no legal or governmental investigations of Company or Subsidiary pending, or to Sellers', Company's or Subsidiary's knowledge, threatened, which would question the right of Subsidiary to act as broker-dealer. There are no special restrictions, judgments or SEC orders with regard to Subsidiary currently in effect that have a material adverse effect on the business or operations of Subsidiary. No orders of exemption have been issued to Subsidiary by any federal or state regulatory agency.

          (c) Neither the Company or Subsidiary are required to be registered under the Investment Company Act of 1940, as amended, or the Investment Advisers Act of 1940, as amended.

          (d) Although Company and Subsidiary are not required to comply with
     Section 17(j) of the Investment Company Act of 1940, as amended, and Rule 17j-1 thereunder,

     Company and Subsidiary have adopted formal codes of ethics and written policies regarding insider trading. Except for the annual and initial holding report and certification requirements (which the Company and Subsidiary are not required to comply with), such codes and policies comply in all material respects with Section 17(j) of the Investment Company Act of 1940, as amended, and Rule 17j-1 thereunder. Other than as disclosed on
     Schedule 3.26(d), there have been no violations of the aforesaid codes and policies.

          (e) Except as set forth on Schedule 3.26(f), neither the Company, Subsidiary or any Person "associated" (as defined under the Investment Advisers Act of 1940, as amended) with the Company or Subsidiary, has in the last ten (10) years been convicted of any crime or is or has been subject to any disqualification that would be the basis for denial, suspension or revocation of a broker-dealer under Section 15 of the Exchange Act, and there is no proceeding or investigation that is reasonably likely to become the basis for any such disqualification, denial, suspension or revocation.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

          The Buyer hereby represents and warrants to each of the Sellers as follows:

          Section 4.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Buyer is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

          Section 4.2 Authorization. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all requisite corporate action of the Buyer and such authorization was duly and validly given and has not been modified, revoked or rescinded in any respect and is in full force and effect. No other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or the transactions contemplated hereby. Buyer is not in violation of any provisions of its organizational documents.

          Section 4.3 Valid and Binding Agreement. This Agreement constitutes a valid and binding agreement of the Buyer enforceable against the Purchaser in accordance with its terms.

          Section 4.4 Consents; No Violation. Except as set forth on Schedule 4.4, neither the execution nor the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the compliance with any of the provisions hereof, by the Buyer, including without limitation its payment of the Earn-Out Payments in accordance with this Agreement: (i) violates any statute or law or any rule, regulation, order, award, judgment or decree of any court or governmental authority, affecting the Buyer, (ii) violates or conflicts with, or constitutes a default under any contract, commitment, agreement, understanding, arrangement, trust or restriction of any kind to which the Buyer is a party, by which it is bound or which otherwise in any way affects it, (iii) will cause, or give any persons valid grounds to cause (with or without notice, the passage of time or both), the maturity of any debt, liability or obligation of the Buyer to be accelerated, or will increase any such liability or obligation, (iv) requires any filing with, the notification of, or the obtaining of any permit, authorization, consent or approval of any third party or governmental or regulatory authority, foreign or domestic other than the Federal Reserve Bank of Kansas City or (v) violates or conflicts with or constitutes a default under the certificate of incorporation or by-laws, as amended, of the Buyer.

          Section 4.5 Absence of Litigation. As of the date hereof, there is no action, suit, claim, investigation or proceeding pending or threatened against, Buyer or any of its property before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. As of the date hereof, neither Buyer nor any of its property is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

          Section 4.6 No Finder's Fee. Buyer represents and warrants that it has not retained any finder or broker in connection with the transactions contemplated by this Agreement, and shall have no liability for any payment to any finder or broker.

                                    ARTICLE V

                                    COVENANTS
                                    ---------

          Section 5.1 Conduct and Preservation of Business.

          (a) The Sellers agree with the Buyer that, except as contemplated by this Agreement, from the date hereof until the Closing Date, unless otherwise consented to by the Buyer in advance in writing, the Sellers will cause the Company and Subsidiary to conduct their businesses diligently, in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or with the prior written consent of Buyer, from the date hereof to the Closing Date, neither the Company nor Subsidiary will:

               (i) incur any obligations or liabilities for borrowed monies (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than in the ordinary course of business and in accordance with past Company practices, except to the extent approved by the Buyer, or make any loans, advances or capital contributions to, or investments in, any other person;

               (ii) permit any change in any accounting principles, or methods of application of said principles, or practices used by it, including but not limited to changes with respect to collection of accounts receivable or payments of accounts payable;

               (iii) pay, discharge or satisfy any claim, lien, encumbrance or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) except in the ordinary course of business consistent with past practices;

               (iv) permit or allow any of its properties or assets (whether real, personal or mixed, tangible or intangible) to be mortgaged, pledged or subjected to any lien or encumbrance, or pledge or otherwise encumber shares of capital stock of the Company or interests in Subsidiary (other than to the extent of security interests already existing on or before the Closing Date, which shall be terminated following the Closing Date);

               (v) except as disclosed on Schedule 3.8(n), acquire, sell, lease, distribute or dispose of any assets outside the ordinary course of business, including but not limited to any write-down of the value of any inventory, or write-off as uncollectable any notes or accounts receivable or any portion thereof or cancel or release any debts or claims, or waive any rights of substantial value or sell, transfer or convey any of its properties or assets (whether real, personal or mixed, tangible or intangible); or incur any obligation(s) or liability(s) (absolute, contingent or otherwise) in an aggregate amount of more than Five Thousand Dollars ($5,000) with respect to any single event or transaction or series of related events or transactions;

               (vi) enter into, adopt, amend or terminate any bonus, profit sharing, 401(k) plan, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, parallel stock unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer, employee, member or stockholder, or increase in any manner the compensation or benefits of any director, officer, employee, member or stockholder or pay any benefits not required by any plan or arrangement as in effect as of the date hereof;

               (vii) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any capital expenditures or commitments in excess of $20,000 individually; (iii) settle any litigation for amounts in excess of $20,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

               (viii) declare, pay or make, or set aside for payment or making, any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock or other securities, or split, combine or reclassify any shares of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities;

               (ix) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other interest in the Company or Subsidiary;

               (x) pay, distribute, loan or advance any amount to or in respect of, or sell, transfer or lease any properties or assets (whether real, personal or mixed, tangible or intangible) to, or enter into any agreement, arrangement or transaction with, any stockholder, member, any of the officers or directors of the Company or Subsidiary, any affiliate or associate of any stockholder, or member of the Company or Subsidiary or any of their respective officers or directors, or any business or entity in which any stockholder, member or any affiliate or associate of any such persons has a direct or indirect interest, other than customary advances for reasonable business expenses made in the ordinary course of business;

               (xi) make any Tax election or settle or compromise any Tax liability, or terminate its Subchapter S status;

               (xii) amend, terminate or voluntarily suffer the termination of any material contract, lease, agreement or license, or fail to perform all of its obligations or suffer or permit any default to exist under, any such contract, lease, agreement or license;

               (xiii) amend the Articles of Incorporation or By-Laws of the Company or the Articles of Organization or Operating Agreement of the Subsidiary;

               (xiv) enter into any material contract or obligation or terminate or breach any such existing material contract or obligation without the express written consent of the Buyer;

               (xv) cause or permit Company or Subsidiary to accelerate or defer the collection of their receivables or payment of their obligations such that the timing and pattern of such collection and payment is substantially different than that which has existed during the two-year period immediately preceding the date of this Agreement;

               (xvi) cancel, waive or compromise any right or debt or obligation owed or due to it by any client, customer, employee, officer or other person or entity, other than in the ordinary course of business and in an amount of $5,000 or less; or

               (xvii) agree, whether in writing or otherwise, to take any action prohibited in this Section 5.1.

Subject to applicable law and the agreements set forth in Section 5.1(a), between the date hereof and the Closing Date, the Sellers will, during normal business hours and upon reasonable prior notice: give Buyer and its counsel, financial advisors, auditors and other authorized representatives reasonable access to all employees, landlords, suppliers, customers (provided that Ms. Allison or her designee is present during discussions with customers), vendors, plants, offices, warehouses and other facilities and to all books and records of the Company and Subsidiary; will permit Buyer and its counsel, financial advisors, auditors and other authorized representatives to make such inspections as Buyer may reasonably require; and will cause the officers of the Company and Subsidiary to furnish Buyer or its representatives with such financial and operating data and other information with respect to the business and properties of the Company and Subsidiary as Buyer may from time to time reasonably request. No investigation pursuant to this Section 5.1(b) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereunder. Sellers shall, during normal business hours and upon reasonable prior notice: cause the Company and Subsidiary to permit Buyer to meet with their employees, between the date hereof and the Closing Date, to discuss retention and other relevant issues pertaining to operations following Closing. Sellers will promptly notify Buyer if it learns or has reason to believe that any customer or client of Company or Subsidiary has terminated or is contemplating a termination of any contract or agreement with Company or Subsidiary or any other material change in its business relationship (including a significant change in fees or revenues paid by the client or customer to Company or Subsidiary) with Company or Subsidiary. Sellers will also immediately inform Buyer if they learn or have reason to believe any investigation or proceeding (legal or regulatory) is instituted or is being contemplated or threatened against Company or Subsidiary. Buyer will keep confidential and not divulge (except to its employees, counsel, accountants and other advisors who need to know such information in connection with this Agreement and who agree to keep confidential and not divulge, or as may be required by law or order of a court or regulatory agency or body) any confidential information obtained by it regarding the business and finances of the Company and Subsidiary; provided, however, that this prohibition will not include any information (i) known generally to the public, or (ii) accessible to third parties on an unrestricted basis. Sellers will cause Company and Subsidiary to not enter into any new contracts or agreements with any client or customer (or materially amend any existing such contracts or agreements) without Buyer's prior consent, not to be unreasonably withheld. Buyer shall promptly return all such confidential information to the Sellers if this Agreement is terminated.

          Section 5.2 Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its, his or her reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Buyer and the Sellers shall cooperate with one another (i) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement and (ii) in timely seeking to obtain any such actions, consents and waivers and to make any such filings. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

          Section 5.3 Public Announcements; Notification of Certain Matters. Buyer and the Sellers will consult with each other, and obtain the other's consent, before issuing any press release or other publicly-disseminated statement with respect to the transactions contemplated by this Agreement, except as may be required by applicable law, by applicable rules of any securities exchange, as may be reasonably necessary to obtain the third-party consents required of the Sellers hereunder, or to the Company's and Subsidiary's clients or prospective clients. The Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Sellers, upon becoming aware of (i) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate, (ii) any fact which was in existence on the date of this Agreement and, if known on such date, would have been required to be set forth as described on the Schedules hereto, and (iii) any failure of the Sellers or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.4 No Solicitation.

          (a) The Sellers are not engaged in and will not engage in, or allow the Company or Subsidiary to engage in, any discussions or negotiations with any third parties with respect to any Acquisition Proposal (as defined below). Neither the Company nor the Sellers shall, directly or indirectly, through any officer, director, employee, representative or agent (as applicable), (i) solicit, initiate or encourage any inquiries or proposals that constitute, or would lead to, a proposal or offer for a sale of common stock, a merger, consolidation, business combination, sale of substantial assets, sale of a substantial percentage of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or Subsidiary, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal.

          (b) The Sellers shall notify Buyer promptly after receipt by the Company or the Sellers of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or Subsidiary by any person or entity that informs the Company, Subsidiary or the Sellers that it is considering making, or has made, an Acquisition Proposal. Such notice shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

     The Sellers' obligations under this Section 5.4 shall terminate upon the earlier of the termination of this Agreement pursuant to Section 9.1 hereof or the Closing.

          Section 5.5 Insurance. The Sellers shall cause the Company and Subsidiary to maintain the insurance coverage specified in Section 3.13 hereto in full force and effect through the Closing.

          Section 5.6 Consents of Third Parties. The Sellers shall obtain, prior to Closing, consents of all third parties to change of control of the Company and Subsidiary with respect to all leases, licenses, product and establishment registrations, contracts and commitments that require such consents.

          Section 5.7 Taxes.

          (a) The Company and each of the Sellers will, if Buyer so requests, join with Buyer in making a timely election under IRS Code Sec. 338(h)(10) (and any corresponding election under state, local, and foreign tax law) with respect to the purchase and sale of the stock of the Company hereunder (a "Section 338(h)(10) Election"). If Buyer so requests, the Sellers agree to cooperate fully in order to make the Section 338(h)(l0) Election valid, including but not limited to, the filing of Form 8023 and any accompanying statements or schedules that may be required. Sellers will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(l0) Election on their Tax Returns to the extent required by applicable law. Sellers shall also pay any Tax imposed on the Company or its subsidiaries attributable to the making of the Section 338(h)(10) Election, including, but not limited to, (i) any Tax imposed under Code Sec. 1374, (ii) any tax imposed under Treas. Reg. (S)1.338(h)(10)-IT(d)(2), or (iii) any state, local or foreign tax imposed on the Company's gain, and Sellers shall indemnify Buyer and the Company against (i) any adverse consequences arising out of any failure to pay any such Taxes, and (ii) against any income Tax of the Sellers, the Company or the Subsidiary incurred during the period up to and including the Closing Date. As described in Section 5.7(h), Buyer shall reimburse Sellers for certain Taxes imposed on Sellers as a result of the Section 338(h)(10) Election.

          (b) The Buyer shall prepare any and all documents, statements and other forms that are required to be submitted to any taxing authority in connection with the Section 338(h)(10) Election (the "Section 338 Forms") and deliver the same to the Sellers no later than 15 days prior to the date the Section 338 Forms are required to be filed. Each of the Buyer, the Sellers and the Company shall cause the Section 338 Forms to be duly executed by an authorized person and shall return the same to the Buyer no later than 5 days prior to the date such Section 338 Forms are required to be filed, and the Buyer shall duly and timely file the same in accordance with the applicable tax laws.

          (c) The Buyer and the Sellers shall use their best efforts, as soon as practicable after the Closing Date, to enter into an agreement, as may be amended from time to time (the "Allocation Agreement"), to allocate the Purchase Price and the liabilities of the Company and the Subsidiary to the assets of the Company for tax purposes. The Buyer shall initially prepare a statement setting forth a proposed computation and allocation and shall submit the same to the Sellers along with copies of all workpapers, reports, opinions and other documents used to prepare the computation no later than thirty (30) days after the Closing Date. If, within thirty (30) days of the Sellers' receipt of the computation and the workpapers, the Sellers shall not have objected to such computation, the computation shall be the allocation. If the Sellers object in writing to the computation within thirty (30) days, the Buyer and the Sellers shall negotiate in good faith to resolve the computation. If the Buyer and the Sellers shall not have agreed to the computation and adopted an allocation within thirty (30) days after the Sellers' objection, any disputed aspects of the allocation shall be resolved by an accounting firm mutually acceptable to the Buyer and the Sellers (the "338 Auditors") as soon as practicable but in no event later than thirty (30) days prior to the earlier of (i) the last date on which the Section 338 Forms may be filed or
     (ii) the last date on which either the Buyer or the Seller (whichever is earlier) must file a Tax Return relating to the transactions contemplated hereby. The decision of the 338 Auditors shall be final, and the costs, expenses and fees of the 338 Auditors shall be born equally by the Buyer and the Sellers. The Buyer and the Sellers shall not take a position before any taxing authority or otherwise (including in any Tax Return) inconsistent with the allocations provided hereunder.

          (d) The Company and Sellers will not revoke the Company's election to be taxed as an S corporation within the meaning of Code Sec. 1361 and 1362. The Company and Sellers will not take or allow any action that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Code Sec. 1361 and 1362.

          (e) Sellers shall prepare or cause to be prepared and file or cause to be filed (on a timely basis) all income Tax Returns for the Company and the Subsidiary for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Sellers shall prepare the Tax Returns in a manner consistent with the Tax Returns previously filed for the Company and Subsidiary and in accordance with applicable law, and Sellers shall indemnify Buyer, the Company and the Subsidiary against any Taxes and penalties either (i) incurred by any of them related to the filing of such Tax Returns; or (ii) required to be reported on such Tax Returns. Sellers shall permit Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing. To the extent required by applicable law, Sellers shall include any income, gain, loss, deduction or other tax items for such periods on their income Tax Returns in a manner consistent with the Schedule K-1's furnished to the Sellers for such periods. Buyer shall prepare or cause to be prepared and file or cause to be filed all non-income Tax Returns for the Company and Subsidiary for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Sellers shall reimburse Buyer for any Taxes of Company or Subsidiary with respect to such periods within fifteen (15) days after payment by Buyer, the Company, or the Subsidiary of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Balance Sheet, as adjusted for the passage of time through the Closing Date (in accordance with the past custom and practice of the Company and Subsidiary in filing Tax Returns) to reflect Tax liabilities incurred in the ordinary course of business after the date of the Balance Sheet.

          (f) Buyer, the Company, the Subsidiary and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax

     Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, the Subsidiary and Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Company and the Subsidiary relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and the Subsidiary or Sellers, as the case may be, shall allow the other party to take possession of such books and records. Buyer and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (g) All transfer, documentary, sales, use, stamp, registration or other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid one-half by Buyer and one-half by Sellers when due, and the party required by applicable law will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other such Taxes and fees, and, if required by applicable law, the other parties will, and will cause their affiliates to, join in the execution of any such tax Returns and other documentation. The expense of such filings shall be paid one-half by Buyer and one-half by Sellers.

          (h) Buyer shall reimburse Sellers for certain Taxes imposed on Sellers as a result of the Section 338(h)(10) Election as follows:

               (i) By no later than the sixtieth (60th) day prior to the due date (including one four (4)-month automatic extension) of the federal income Tax Returns of Sellers for each calendar year beginning with calendar year 2001 and ending with the last calendar year in which a payment to or from the Sellers is required under this Agreement, Sellers shall calculate and notify Buyer of an amount equal to the excess of (A) the total amount of federal and state income taxes payable by each Seller for all such years (including any increase or decrease in federal or state taxes payable as a result of any payment pursuant to this Section 5.7(h)), minus (B) the total amount of federal and state income taxes which would have been payable by each Seller for all such years if no Section 338(h)(10) Election had been made. The amount calculated pursuant to this Section 5.7(h) for each Seller is referred to herein as the "Section 338(h)(10) Amount" and shall be allocated to goodwill.

               (ii) Buyer, within fifteen (15) days following the date of each notice from Sellers of their calculation of Section 338(h)(10) Amounts pursuant to Section 5.7(h)(i), may object to such calculation by delivery of written notice to Sellers, setting forth in reasonable detail the nature of the objections. If Sellers and Buyer within ten
          (10) days following receipt by the Sellers of the written notice of objections are unable to resolve any disagreements regarding the calculation, all such disagreements at the written request of either Buyer or Sellers shall be referred for resolution to a mutually-agreed-upon neutral accounting firm (the "Neutral Accounting Firm"). In such event, the Neutral Accounting Firm shall as soon as reasonably practicable following the referral to it of the disagreements deliver to Sellers and Buyer a written report in which it shall set forth its determination of the Section 338(h)(10) Amounts for Sellers, and its determination shall be conclusive and binding on the parties hereto. Buyer and Sellers shall fully cooperate, and Buyer shall cause the Company to fully cooperate, with the Neutral Accounting Firm in connection with such determination hereunder, including without limitation providing the Neutral Accounting Firm with full access to his, her or its books and records to the extent relevant to such resolution. The costs and expenses of retaining the Neutral Accounting Firm shall be borne equally by the Buyer, on the one hand, and the Sellers, on the other hand (in proportion to their Shares). Within fifteen (15) days of each notice from Sellers to Buyer of the Section 338(h)(10) Amounts (or, if Buyer objects to such Notice, within fifteen (15) days after the final computation of the
          Section 338(h)(l0) Amounts), Buyer and Seller shall be obligated to make payments between them such that the net payment made from Buyer to Sellers (in the aggregate) under this Section 5.7(h) is equal to the lesser of (a) the aggregate total of the Section 338(h)(10) Amounts or (b) Two Hundred Eighty Thousand Dollars ($280,000) plus fifty percent (50%) of the amount by which the aggregate total of the
          Section 338(h)(10) amounts exceeds Two Hundred Eighty Thousand Dollars ($280,000).

               (iii) At such time as a final and binding determination is made in any audit, review, examination or any other administrative or judicial proceeding (including any administrative or judicial review of any claim for refund) involving any Tax Return referred to in this
          Section 5.7(h) (a "Tax Contest"), the obligations of the parties under this Section 5.7(h) shall be adjusted (and payments shall be made between the parties to reflect such adjustments) in accordance with such final determination.

               (iv) Each of the parties shall provide prompt notice to the other party of any pending or threatened Tax Contest of which it becomes aware that could affect the obligations of either party under this
          Section 5.7(h). Such notice shall contain factual information (to the extent known) describing any asserted Tax liability or adjustment in reasonable detail (and its possible effect upon the obligations under this Section 5.7(h)) and shall be accompanied by copies of any notice and other documents received from any Tax authority in respect of any such matters. If a party that would be entitled to receive a payment under this Section 5.7(h) (an "Indemnified Party") has knowledge of an asserted Tax liability or adjustment that could affect the amount of such payment and such party fails to give the party that would be obligated to make such payment (the "Indemnifying Party") prompt notice of such asserted Tax liability or adjustment, then (i) if the Indemnifying Party is precluded from contesting the asserted Tax liability or adjustment in any forum as a result of the failure to give prompt notice, the Indemnifying Party shall have no obligation to make an additional payment to the Indemnified Party with respect to any Taxes arising out of such asserted Tax liability, and (ii) if the Indemnifying Party is not precluded from contesting the asserted Tax liability in any forum, but such failure to give prompt notice results in a monetary detriment to the Indemnifying Party, then any amount which the Indemnifying Party is otherwise required to pay the Indemnified Party pursuant to this Agreement shall be reduced by the amount of such detriment.

               (v) In the case of any Tax Contest, Sellers shall control the defense or prosecution of such Tax Contest; provided, however, Sellers shall not agree to or concede any Tax liability or adjustment that could cause Buyer to have an obligation under this Section 5.7(h) without Buyer's written consent, which consent shall not be unreasonably withheld. All costs and expenses of any such Tax Contest shall be borne by the party incurring such costs and expenses.

          (i) Notwithstanding any other provision of this Agreement, the agreements and obligations under this Section 5.7 shall survive indefinitely.

          (j) Unless the Company is entitled to claim a compensation deduction (for a Tax Period other than the Company's final S Corporation Tax Return) for the payments made to the Option Holders under Section 1.2 above or under the Option Payout Agreements between the Company and the Option Holders, Sellers shall be liable to Buyer and the Company for any payroll Taxes incurred by Buyer or the Company as a result of any payment made to the Option Holders under Section 1.2 above or under the Option Payout Agreements between the Company and the Option Holders (including payroll Taxes incurred by the Company in its final S Corporation Tax year).

          Section 5.8 Continuing Involvement with Company.

          (a) After the Closing Date and for five (5) years thereafter, or such longer period thereafter as Buyer elects,

               (i) Buyer shall cause the Company's Board of Directors to be comprised of the following persons, subject to reasonable substitutions and changes (other than as to Miriam Meyer Allison and the CEO of the Company) as necessary in Buyer's reasonable discretion:

                                   Miriam Meyer Allison
                                   Crosby Kemper III
                                   Sheila Kemper Dietrich
                                   Mark Schmidtlein
                                   Frank Ware
                                   Chief Operating Officer of the Company (to be
                                       announced);

               (ii) Buyer shall nominate Ms. Allison for election to Buyer's Board of Directors.

               (iii) Buyer shall cause the Company's operations to remain in Milwaukee, Wisconsin;

     Promptly after Closing, Buyer shall cause its fund accounting functions to be moved to the Company's Milwaukee, Wisconsin, location, take all steps possible to cause the UMB Scout Funds to utilize the services of the Company and Subsidiary as promptly as possible; and use its best efforts to recruit other clients and customers for the Company and Subsidiary;

          (b) The terms of Ms. Allison's post-Closing employment by the Buyer are set forth on Schedule 5.8(b) attached hereto and incorporated herein by reference.

          (c) At or promptly after Closing, Buyer shall cause Seller Ms. Allison to be released from her obligations under the guaranties, notes and other instruments and documents listed on Schedule 5.8(c).

          Section 5.9 Control of Company Operations. Nothing contained in this Agreement shall give to Buyer, directly or indirectly, the right to control or direct the Company's operations prior to the Closing Date. Prior to the Closing, the Company shall exercise, consistent with the exercise of its reasonable business judgment but subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

          Section 5.10 Company's 401(k) Plan. The Sellers shall cause the Company to take all action necessary to terminate the Company's 401(k) Plan (the "401(k) Plan") prior to the Closing Date (with such termination to be effective prior to the Closing Date). Thereafter, the parties shall apply to the Internal Revenue Service for a favorable determination letter in connection with the termination and liquidation of the 401(k) Plan. Upon the receipt of a favorable Internal Revenue Service determination letter, the 401(k) Plan participants who are employed by the Company may, in accordance with Section 401(a)(31) of the Code, directly rollover, in cash, any "eligible rollover distribution" (as such term is defined in Code Section 402(c)(4)) from the 401(k) Plan to Buyer's 401(k) plan.

          Section 5.11 Cancellation of Note. Prior to Closing, Ms. Allison shall forgive indebtedness owed to her by the Company pursuant to that certain Five Hundred Thousand Dollar ($500,000) Note dated December 28, 2000, between the Company and Ms. Allison (the "Note") and return the Note to the Company for cancellation.

          Section 5.12 Option Payout Loan and Guaranty. Prior to Closing, Buyer will loan to Company $630,000 in accordance with the provisions of Section 1.2(a) hereof, pursuant to a form of note mutually agreed upon by Buyer, Ms. Allison and the Company; provided,however that if the Closing does occur on April 17, 2001, the Company shall, upon Buyer's request, pay the balance due to Buyer in immediately available funds. Ms. Allison will guarantee the Company's obligations with respect to such note.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS
                             ----------------------

          From the Closing Date to the end of the fifth Earn-Out Period, Buyer will (a) use reasonable efforts to preserve the existence and corporate structure of the Company and Subsidiary; (b) not, directly or indirectly, engage in any business that is competitive with the business being conducted by the Company or Subsidiary without the prior consent of the Company's Board; and (c) not engage in any practice intended to minimize Sellers' ability to earn the Earn-Out Payments. In addition, for two (2) years following the Closing Date, Buyer agrees that it will not terminate any of the Company's lines of business existing on the Closing Date or terminate any customer of the Company existing on the Closing Date without the prior approval of Ms. Allison, which consent shall not unreasonably be withheld. Without limiting the generality of the foregoing, as to contracts between Company or Subsidiary and Buyer or UMB, Company and Subsidiary will accrue Gross Revenues for services provided at a rate at least equal to their then-current standard fee schedules for unaffiliated accounts. In addition, Buyer shall make available to the Sellers copies of Buyer's internal management reports concerning Gross Revenues as Buyer prepares or receives such reports in the ordinary course of its own business.

                                   ARTICLE VII

                               CLOSING CONDITIONS
                               ------------------

          Section 7.1 Conditions to the Obligations of the Buyer. All obligations of the Buyer hereunder are subject to the fulfillment, prior to or at the Closing, unless waived by the Buyer, of each of the following conditions:

          (a) Representations and Warranties. All representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date, as if made at and as of such time, and Buyer shall have received a certification of the Sellers to that effect dated the Closing Date;

          (b) Performance. The Sellers shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by them on or prior to Closing;

          (c) Noncompetition Agreements. Ms. Allison shall have entered into a Noncompetition Agreement with the Buyer effective as of the Closing, substantially in the form attached hereto as Schedule 7.1(c);

          (d) Approvals and Consents. All governmental and material third party approvals and consents required to be obtained by the Sellers, the Company or Subsidiary for consummation of the transactions contemplated by this Agreement shall have been obtained at or prior to Closing, provided, that the parties agree that material consents shall include, without limitation, all distribution agreements, call management and fulfillment agreements, as well as any other agreements that automatically expire or terminate in the event of assignment (as defined in the Investment Company Act of 1940, as amended) (other than standard dealer assistance agreements), and shall not include contracts that can easily be obtained from other third parties without significant additional cost.

          (e) Opinion of Counsel. Buyer shall have received an opinion of counsel to the Sellers, dated the Closing Date, addressing the matters set forth on Schedule 7.1(e) attached hereto and reasonably satisfactory to Buyer and its counsel;

          (f) No Material Adverse Effect. There shall have been no material adverse effect on the business, customer base, Gross Revenues, operations, results of operations, condition, assets, prospects and liabilities of the Company and/or Subsidiary between the date of this Agreement and the Closing Date;

          (g) No Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction within the United States which prohibits or makes illegal the transactions contemplated by this Agreement; and

          (h) Certificates and Other Closing Deliveries. The Sellers shall have executed and delivered to the Buyer the officers' certificates and any other documents required by Section 2.2 hereof; and

          (i) Option Payout Agreement. The Option Holders shall have executed and delivered to the Buyer the Option Payout Agreements, effective as of Closing.

          (j) Seller Guaranties and Obligations. Neither the Company nor the Subsidiary shall have any liability for any indebtedness or obligation of Ms. Allison or any other Seller, whether under a guaranty, as co-signor, or otherwise.

          Section 7.2 Conditions to the Obligations of the Sellers. All obligations of the Sellers hereunder are subject to the fulfillment, prior to or at the Closing, unless waived by the Sellers, of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true when made and shall continuously remain true and shall be reaffirmed and remade at and as of the Closing Date in all material respects as though such representations and warranties were made at and as of the Closing Date, and Sellers shall have received a certification of the Buyer to that effect dated the Closing Date;

          (b) Performance. The Buyer shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by it;

          (c) Approvals and Consents. All governmental and third party approvals and consents required to be obtained by the Buyer for consummation of the transactions contemplated by this Agreement shall have been obtained at or prior to Closing; and

          (d) No Prohibition. No statute, rule, regulation, executive order, decree, ruling, injunction or other order has been enacted, entered, promulgated, or enforced by any court or governmental authority of competent jurisdiction within the United States which prohibits or makes illegal the transactions contemplated by this Agreement.

          (e) No Material Adverse Effect. There shall have been no material adverse effect on the business, customer base, revenues, operations, results of operations, condition, assets, prospects and liabilities of the Buyer between the date of this Agreement and the Closing Date.

          (f) Opinion of Counsel. Sellers shall have received an opinion of counsel to the Buyer, dated the Closing Date, addressing the matters set forth on Schedule 7.2(f) attached hereto and reasonably satisfactory to Sellers and their counsel.

                                  ARTICLE VIII

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
           -----------------------------------------------------------

          Section 8.1 Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive for a period of twenty-eight (28) months following the Closing; provided, however, that the representations, warranties and covenants regarding tax and environmental liabilities contained in Sections 3.9, 3.18 and 5.7 hereof shall survive until expiration of all applicable statutes of limitation; and provided, further, that if a Notice of Claim shall have been made before the expiration of the applicable statutes of limitation, the representation to which such Notice applies shall survive in respect of that claim until the final determination or settlement of that claim.

          Section 8.2 Indemnification by Ms. Allison. Ms. Allison individually agrees to indemnify, defend and hold harmless Buyer and its affiliates, directors, officers, employees and representatives from and against all liabilities, losses, claims, costs or damages whatsoever (including reasonable attorneys' fees), arising out of, from or based on:

          (a) the inaccuracy of any representation or warranty contained herein made by the Sellers; or

          (b) the non-performance of the Sellers of any covenant, agreement or obligation to be performed by any such party under this Agreement.

          Section 8.3 Indemnification by Buyer. Buyer agrees to indemnify, defend and hold harmless the Sellers from and against all liabilities, losses, claims, costs or damages whatsoever (including reasonable attorneys' fees) arising out of, from or based on:

          (a) the inaccuracy of any representation or warranty contained herein made by Buyer; or

          (b) the non-performance by Buyer of any covenant, agreement or obligation to be performed by Buyer hereunder.

          Section 8.4 Reimbursement.

          (a) After a claim has been approved or deemed approved by Ms. Allison pursuant to Section 8.5(b) and subject to the right of Ms. Allison to assume control and defense of any such claim pursuant to Section 8.5(c), Ms. Allison individually agrees to reimburse Buyer within twenty (20) days after receipt of Buyer's written request for payment with respect to any loss, damage, cost or expense suffered by Buyer at any time after the date hereof in accordance with Section 8.2 above.

          (b) After a claim has been approved or deemed approved by Buyer pursuant to Section 8.5(b) and subject to the right of the Buyer to assume control and defense of any such claim pursuant to Section 8.5(c), Buyer agrees to reimburse the Sellers within twenty (20) days after receipt of Buyer's written request for payment with respect to any loss, damage, cost or expense suffered by Sellers at any time after the date hereof in accordance with Section 8.3 above.

          Section 8.5 Indemnification Procedures.

          (a) When a claim is made by any person not a party to this Agreement with respect to any matter that relates to the indemnification provisions of this Article 8, the indemnified party (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing within ten (10) days after the Indemnitee has written notice of the facts constituting the basis for such claim (the "Notice of Claim"). Whenever any claim is made by one of the parties to this Agreement with respect to any matter to which the indemnification provisions of this Article 8 relate, the Indemnitee shall send a Notice of Claim to the Indemnitor as soon as practicable. The Notice of Claim shall specify all facts known to Indemnitee relating to such indemnification claim and the amount or an estimate of the amount of the liability arising from such claim. The Notice of Claim shall be given in accordance with Section 10.5 of this Agreement.

          (b) Each claim will be deemed approved by the Indemnitor, unless the Indemnitor gives the Indemnitee written notice of disapproval within twenty
     (20) days of receipt of such Notice of Claim. The parties shall undertake, in good faith, to resolve any dispute with respect to any such claim that is so disapproved. If such good faith discussions do not lead to a resolution of the controversy or dispute, then the parties shall meet with a mutually acceptable mediator to further attempt to resolve such controversy or dispute.

          (c) If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled to defend such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to assume the defense of such claim to Indemnitee within twenty (20) days after receipt of the Notice of Claim. If the Indemnitor shall exercise such option, it shall have control over such defense and over the payment, settlement or compromise of such claim, and the Indemnitee agrees to cooperate fully with the Indemnitor and its attorneys with respect to such claim. If the Indemnitor shall not exercise such option, the Indemnitee may, but shall not be obligated to, assume the contest and defense of such claim. Any payment or settlement resulting from such contest, together with the total expenses thereof, including but not limited to attorneys' fees, shall be binding upon the Indemnitor and Indemnitee.

          (d) After the Closing, and except with respect to obligations under
     Section 5.7 above, the indemnification provided for by this Article 8 shall constitute the exclusive remedy of either party with respect to (i) the matters for which indemnification is provided, and (ii) any other matters arising out of, relating to or in conjunction with this Agreement or the transactions contemplated hereby.

          Section 8.6 Limitations of Indemnification. No Indemnitee shall assert any claim for indemnification against any Indemnitor until such time as the aggregate of all claims which the Indemnitee shall have against the Indemnitor shall equal One Hundred Thousand Dollars ($100,000.00) (the "Basket Amount"), and then only for the amounts in excess of the Basket Amount. In no event shall the indemnification obligations hereunder of an Indemnitor exceed Seven Million Five Hundred Thousand Dollars ($7,500,000.00). The provisions of this Section
8.6 shall not apply to (i) any claim based on a representation, warranty or covenant made in Section 3.9 above, (ii) any obligation under Section 5.7 above, or (iii) any obligations of the Buyer to make any payments pursuant to Section
1.2 hereof, subject to the provisions of Section 8.7 hereof.. Notwithstanding any term contained herein to the contrary, the provisions of Section 8.6 shall not apply to any claim based on a representation, warranty or covenant made in
Section 4.4 (ii) and (iii).

          Section 8.7 Offsets. The Buyer shall have the right to offset against any and all amounts paid to any and all Sellers pursuant to Section 1.2(c) of this Agreement to the extent that moneys are owed at any time by Sellers to Buyer pursuant to the indemnification provisions of this Article VIII. The Sellers agree that such right of offset shall be in addition to the rights of Buyer to make claims under this Article VIII.

          Section 8.8 Determination of Amount of Claim. In determining the amount of any claim under this Article VIII, such amount shall be net of insurance proceeds actually received. In addition, with respect to all claims by Buyer for indemnification pursuant to Section 8.2 hereof, Buyer shall, in good faith, first determine whether insurance coverage exists with respect to such claims, and if such coverage exists, Buyer shall timely and diligently pursue such coverage and shall apply the proceeds thereof to all such claims prior to seeking indemnification under Section 8.2 hereof.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

          Section 9.1 Termination. Subject to Section 9.2 hereof, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

          (a) by mutual written consent of Buyer, on the one hand, and Sellers, on the other hand;

          (b) by Buyer, on one hand or Sellers, on the other hand, if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable;

          (c) by Buyer, on one hand or the Sellers, on the other hand, at any time after June 30, 2001, if the transactions contemplated hereby shall not have occurred by such date; provided, that the right to terminate this Agreement under this subparagraph (c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the transactions contemplated hereby to have occurred by such date;

          (d) by Buyer, if there shall have been a breach of any material representation, warranty or covenant or agreement of the Sellers contained herein which shall not have been cured prior to ten (10) business days following notice of such breach; or

          (e) by Sellers, if there shall have been a breach of any material representation, warranty, covenant or agreement of Buyer contained herein which would prevent the consummation of the transactions contemplated hereby which shall not have been cured prior to ten (10) business days following notice of such breach.

          Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, except based upon obligations set forth in Article 9 and except for duties of non-disclosure and confidentiality undertaken in this Agreement. The termination of this Agreement shall not relieve any party from liability for any breach of this Agreement.

          Section 9.3 Amendment, Extension and Waiver. At any time prior to the Closing, the Buyer, on the one hand, and the Sellers, on the other hand, may by an instrument in writing signed on behalf of each party hereto (a) amend, alter or modify this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or any document delivered pursuant hereto and (d) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of the Buyer, on the one hand, and Sellers, on the other hand. The aforementioned requirement of a signed writing to amend, alter or modify this Agreement may not be waived, except in writing, and may not be deemed waived orally or by implication. Subject to the express terms and conditions of this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

          Section 10.1 Expenses. Each Seller shall bear all fees and expenses incurred by him, her or the Company or Subsidiary in connection with the preparation of, and consummation of, this Agreement. The Buyer shall bear all of its fees incurred by it in connection with the preparation of, and consummation of, this Agreement.

          Section 10.2 Parties In Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, successors and assigns of the parties hereto. Except for any assignees permitted by this Agreement, no third party is entitled to rely on any of the representations, warranties and agreements of the parties contained in this Agreement, and the Buyer, the Company, Subsidiary and the Sellers assume no liability to any third party because of such reliance.

          Section 10.3 Entire Agreement; Assignment. This Agreement, including the Schedules attached hereto, (i) contains the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties with respect to its subject matter and
(ii) shall not be assigned by operation of law or otherwise (including a change of control (as that term is defined in Schedule 5.8(c) hereof)); provided, that the Buyer may assign its rights and obligations in whole or in part to any subsidiary or affiliate of the Buyer (provided that such transferee agrees to be bound by this Agreement); and provided, further, that the Buyer unconditionally agrees to guarantee the obligation of such subsidiary or affiliate to make Earn-Out Payments hereunder.

          Section 10.4 Headings; Section References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All section references in this Agreement are to sections of this Agreement, unless specifically set forth in this Agreement to the contrary. All Schedule references in this Agreement are to Schedules of this Agreement, unless specifically set forth in this Agreement to the contrary.

          Section 10.5 Notices. All notices, requests, claims, demands and other communications hereunder (collectively, "Notices") shall be in writing and shall be deemed to have been duly given if (i) delivered in person against signed and dated receipt, (ii) sent by recognized commercial overnight delivery service on the next business day, (iii) sent by registered or certified mail, first class postage prepaid, return receipt requested or (iv) sent by telecopy or electronic mail (with receipt orally confirmed on the same date) and simultaneously mailed, first class, postage prepaid, as follows:

                       (a)   If to the Sellers:

                             Miriam M. Allison
                             207 E. Buffalo St., Suite 650
                             Milwaukee, WI 53202

                             with a copy to:

                             Quarles & Brady LLP
                             411 E. Wisconsin Avenue
                             Milwaukee, WI 53202
                             Attn: Fredrick G. Lautz

                       (b)   If to the Buyer:

                             UMB Financial Corp.
                             1010 Grand Blvd.
                             Kansas City, Missouri 64106
                             Attn: Dennis Rilinger, General Counsel

                       with a copy to:

                             Shook, Hardy & Bacon L.L.P.
                             1010 Grand Blvd., Fifth Floor
                             P.O. Box 15607
                             Kansas City, Missouri 64106
                             Attn: Victoria R. Westerhaus

Notice shall be deemed effective on the day of delivery if given pursuant to clause (i) or (iv) above, or on the third following business day following mailing if given pursuant to clause (iii) above, or on the next business day following delivery to the recognized commercial delivery service if given pursuant to clause (ii). Any party may change its address for purposes hereof by written Notice in accordance herewith, except that Notices regarding change of address shall only be effective upon receipt. Failure to accept a Notice shall not invalidate such Notice.

          Section 10.6 Law Governing. Regardless of the place of its execution, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin without regard to its conflict of laws rules.

          Section 10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          Section 10.8 Construction; Invalidity. This Agreement shall be construed according to its fair meaning as if prepared mutually by all parties hereto, and no party shall be deemed to be the draftsman hereof. Each section and subsection of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision thereof. If any provision of this

Agreement is held invalid, such invalidity shall not affect the other provisions hereof which can be given effect without the invalid provisions, and, to this end, the provisions of this Agreement are intended and shall be deemed severable. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any way, and any prohibited or unenforceable provision of this Agreement shall be considered to have been superseded by a legally permissible and enforceable clause which corresponds most closely to the intent of the parties as evidenced by the provisions held to be unenforceable.

          Section 10.9 Remedies. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          Section 10.10 Definition of Sellers' Knowledge. "Sellers' knowledge" shall mean, where a representation or warranty is stated to, or based on, the knowledge of the Sellers, the matter is actually known by Sellers or should have been known by Sellers in their capacities as stockholders and by Ms. Allison in her capacity as an executive officer of the Company.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Sellers and by the duly authorized officers of the Buyer as of the date first above written.


                                       UMB FINANCIAL CORP.


                                       By:/s/ Rufus Crosby Kemper III
                                          --------------------------------------
                                       Name: Rufus Crosby Kemper III
                                       Title: Chairman & Chief Executive Officer


                                       SELLERS:


                                       /s/ Miriam M. Allison
                                       -----------------------------------------
                                       Miriam M. Allison


                                       /s/ Sarah Hammond
                                       -----------------------------------------
                                       Sarah Hammond


                                       /s/ Rebekah Allison
                                       -----------------------------------------
                                       Rebekah Allison


                                       /s/ Matthew Allison
                                       -----------------------------------------
                                       Matthew Allison


                                       /s/ Peter Hammond
                                       -----------------------------------------
                                       Peter Hammond

                         TABLE OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A         List of Sellers

Exhibit B         List of Option Holders

Exhibit C         Form of Initial Sellers Note

Exhibit D         Earn-out Payments

Exhibit E         Company's Audited Financial Statements for the
                  Period Ending December 31, 2000

Exhibit F         Service to Buyer's Scout Funds

Exhibit G         Company's Unaudited Internal Operating Statement
                  for January, 2001

                                    SCHEDULES

Schedule 3.2      Sellers and Shareholdings

Schedule 3.4      Equity Investments

Schedule 3.5      Required Consents

Schedule 3.7      Undisclosed Liabilities

Schedule 3.8      Absence of Certain Changes

Schedule 3.9      Tax Returns

Schedule 3.10     Real Property

Schedule 3.11     Intellectual Property

Schedule 3.12     Litigation

Schedule 3.13     Insurance

Schedule 3.14     Employee Benefits

Schedule 3.15     Contracts and Commitments

Schedule 3.16     Labor Matters

Schedule 3.17     Compliance

Schedule 3.18     Environmental Matters

Schedule 3.19     Employees

Schedule 3.20     Licenses and Permits

Schedule 3.21     Bank Accounts

Schedule 3.26     Broker/Dealer Status

Schedule 4.4      Buyer's Consents

Schedule 5.8(b)   Release of Guarantees

Schedule 5.8(c)   Ms. Allison's Employment Agreement

Schedule 7.1(c)   Form of Noncompetition Agreement

Schedule 7.1(e)   Matters to Be Addressed in Seller's Counsel's Opinion

Schedule 7.2(f)   Matters to Be Addressed in Buyer's Counsel's Opinion